                                                                     Exhibit 4.1

================================================================================

                       NORTH AMERICAN ENERGY PARTNERS INC.
                                 as the Issuer,

                      EACH OF THE GUARANTORS PARTY HERETO,
                                  as Guarantors

                                       and

                             WELLS FARGO BANK, N.A.,
                                   as Trustee

                             ------------------------

                                    INDENTURE

                             ------------------------

                          Dated as of November 26, 2003

                          8 3/4% Senior Notes due 2011

================================================================================

                             CROSS-REFERENCE TABLE*

Trust Indenture Act Section                                    Indenture Section
---------------------------                                    -----------------
   310(a)(1).................................................  7.10
      (a)(2).................................................  7.10
      (a)(3).................................................  N.A.
      (a)(4).................................................  N.A.
      (a)(5).................................................  7.10
      (b)....................................................  7.3, 7.8, 7.10
      (c)....................................................  N.A.
   311(a)....................................................  7.11
      (b)....................................................  7.11
      (c)....................................................  N.A.
   312(a)....................................................  2.5
      (b)....................................................  12.3
      (c)....................................................  12.3
   313(a)....................................................  7.6
      (b)(1).................................................  7.6
      (b)(2).................................................  7.6
      (c)....................................................  7.6, 12.2
      (d)....................................................  7.6
   314(a)....................................................  4.3, 4.4, 12.5
      (c)(1).................................................  12.4
      (c)(2).................................................  12.4
      (c)(3).................................................  N.A.
      (d)....................................................  N.A.
      (e)....................................................  12.5
      (f)....................................................  N.A.
   315(a)....................................................  7.1(b)
      (b)....................................................  7.5, 12.2
      (c)....................................................  7.1(a)
      (d)....................................................  7.1(c)
      (e)....................................................  6.11
   316(a)(last sentence).....................................  2.9
      (a)(1)(A)..............................................  6.5
      (a)(1)(B)..............................................  6.4
      (a)(2).................................................  N.A.
      (b)....................................................  6.7
      (c)....................................................  N.A.
   317(a)(1).................................................  6.8
      (a)(2).................................................  6.9
      (b)....................................................  2.4

   318(a)....................................................  12.1
      (b)....................................................  N.A.
      (c)....................................................  12.1
N.A. means Not Applicable

----------
* This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----
ARTICLE I. DEFINITIONS AND INCORPORATION BY REFERENCE......................... 1

   Section 1.1.     Definitions............................................... 1

   Section 1.2.     Other Definitions........................................ 22

   Section 1.3.     Incorporation by Reference of Trust Indenture Act........ 23

   Section 1.4.     Rules of Construction.................................... 23

   Section 1.5.     Acts of Holders.......................................... 24

ARTICLE II. THE NOTES ....................................................... 25

   Section 2.1.     Form and Dating.......................................... 25

   Section 2.2.     Execution and Authentication............................. 26

   Section 2.3.     Registrar and Paying Agent............................... 27

   Section 2.4.     Paying Agents to Hold Money in Trust..................... 28

   Section 2.5.     Holder Lists............................................. 28

   Section 2.6.     Transfer and Exchange.................................... 28

   Section 2.7.     Replacement Notes........................................ 37

   Section 2.8.     Outstanding Notes........................................ 37

   Section 2.9.     Treasury Notes........................................... 38

   Section 2.10.    Temporary Notes.......................................... 38

   Section 2.11.    Cancellation............................................. 38

   Section 2.12.    Defaulted Interest....................................... 38

   Section 2.13.    Persons Deemed Owners.................................... 39

   Section 2.14.    CUSIP Numbers............................................ 39

   Section 2.15.    Designation.............................................. 39

ARTICLE III. REDEMPTION AND REPURCHASE....................................... 39

   Section 3.1.     Notices to Trustee....................................... 39

   Section 3.2.     Selection of Notes....................................... 40

   Section 3.3.     Notice of Optional or Special Redemption................. 40

   Section 3.4.     Effect of Notice of Redemption........................... 41

   Section 3.5.     Deposit of Redemption Price or Purchase Price............ 42

   Section 3.6.     Notes Redeemed or Repurchased in Part.................... 42

   Section 3.7.     Optional Redemption...................................... 42

   Section 3.8.     Special Redemption....................................... 42

   Section 3.9.     Redemption for Taxation Reasons.......................... 43

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                                TABLE OF CONTENTS
                                -----------------

                                    (cont'd)
                                                                            Page
                                                                            ----

   Section 3.10.    Repurchase upon Change of Control Offer.................. 43

   Section 3.11.    Repurchase upon Application of Net Cash Proceeds......... 45

ARTICLE IV. COVENANTS ....................................................... 47

   Section 4.1.     Payment of Principal and Interest........................ 47

   Section 4.2.     Maintenance of Office or Agency.......................... 47

   Section 4.3.     Reports.................................................. 48

   Section 4.4.     Compliance Certificate................................... 48

   Section 4.5.     Taxes.................................................... 49

   Section 4.6.     Stay, Extension and Usury Laws........................... 49

   Section 4.7.     Limitation on Restricted Payments........................ 49

   Section 4.8.     Limitation on Dividend and Other Payment Restrictions
                    Affecting Restricted Subsidiaries........................ 52

   Section 4.9.     Limitation on Incurrence of Additional Indebtedness...... 53

   Section 4.10.    Limitation on Asset Sales................................ 55

   Section 4.11.    Limitations on Transactions with Affiliates.............. 58

   Section 4.12.    Limitation on Liens...................................... 59

   Section 4.13.    Continued Existence...................................... 60

   Section 4.14.    Insurance Matters........................................ 60

   Section 4.15.    Offer to Repurchase upon Change of Control............... 60

   Section 4.16.    Additional Subsidiary Guarantees......................... 61

   Section 4.17.    Payments for Consent..................................... 61

   Section 4.18.    Limitation on Preferred Stock of Restricted
                    Subsidiaries............................................. 61

   Section 4.19.    Conduct of Business...................................... 61

   Section 4.20.    Limitations on Sale and Leaseback Transactions........... 62

   Section 4.21.    Limitation on Designation of Unrestricted Subsidiaries... 62

   Section 4.22.    Limitation on Layering................................... 63

ARTICLE V. SUCCESSORS ....................................................... 63

   Section 5.1.     Merger, Consolidation and Sale of Assets................. 63

   Section 5.2.     Successor Corporation Substituted........................ 65

ARTICLE VI. DEFAULTS AND REMEDIES............................................ 65

   Section 6.1.     Events of Default........................................ 65

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                                TABLE OF CONTENTS
                                -----------------

                                    (cont'd)
                                                                            Page
                                                                            ----
   Section 6.2.     Acceleration............................................. 67

   Section 6.3.     Other Remedies........................................... 68

   Section 6.4.     Waiver of Past Defaults.................................. 68

   Section 6.5.     Control by Majority...................................... 68

   Section 6.6.     Limitation on Suits...................................... 68

   Section 6.7.     Rights of Holders of Notes to Receive Payment............ 69

   Section 6.8.     Collection Suit by Trustee............................... 69

   Section 6.9.     Trustee May File Proofs of Claim......................... 69

   Section 6.10.    Priorities............................................... 70

   Section 6.11.    Undertaking for Costs.................................... 70

ARTICLE VII. TRUSTEE ........................................................ 70

   Section 7.1.     Duties of Trustee........................................ 70

   Section 7.2.     Rights of Trustee........................................ 72

   Section 7.3.     Individual Rights of Trustee............................. 72

   Section 7.4.     Trustee's Disclaimer..................................... 73

   Section 7.5.     Notice of Defaults....................................... 73

   Section 7.6.     Reports by Trustee to Holders of the Notes............... 73

   Section 7.7.     Compensation, Reimbursement and Indemnity................ 73

   Section 7.8.     Replacement of Trustee................................... 74

   Section 7.9.     Successor Trustee by Merger, Etc......................... 75

   Section 7.10.    Eligibility; Disqualification............................ 75

   Section 7.11.    Preferential Collection of Claims Against Company........ 76

ARTICLE VIII. LEGAL DEFEASANCE AND COVENANT DEFEASANCE....................... 76

   Section 8.1.     Option to Effect Legal Defeasance or
                    Covenant Defeasance...................................... 76

   Section 8.2.     Legal Defeasance and Discharge........................... 76

   Section 8.3.     Covenant Defeasance...................................... 77

   Section 8.4.     Conditions to Legal or Covenant Defeasance............... 77

   Section 8.5.     Deposited Money and U.S. Government Securities to Be
                    Held in Trust; Other Miscellaneous Provisions............ 79

   Section 8.6.     Repayment to Company..................................... 79

   Section 8.7.     Reinstatement............................................ 80

                                TABLE OF CONTENTS
                                -----------------

                                    (cont'd)
                                                                            Page
                                                                            ----

ARTICLE IX. AMENDMENT, SUPPLEMENT AND WAIVER................................. 80

   Section 9.1.     Without Consent of Holders of Notes...................... 80

   Section 9.2.     With Consent of Holders of Notes......................... 81

   Section 9.3.     Compliance with Trust Indenture Act...................... 82

   Section 9.4.     Revocation and Effect of Consents........................ 82

   Section 9.5.     Notation on or Exchange of Notes......................... 82

   Section 9.6.     Trustee to Sign Amendment, Etc........................... 83

ARTICLE X. GUARANTEE ........................................................ 83

   Section 10.1.    Unconditional Guarantee.................................. 83

   Section 10.2.    Severability............................................. 84

   Section 10.3.    Limitation of Guarantor's Liability...................... 84

   Section 10.4.    Release of Guarantor..................................... 84

   Section 10.5.    Contribution............................................. 85

   Section 10.6.    Waiver of Subrogation.................................... 85

   Section 10.7.    Execution of Guarantee................................... 86

   Section 10.8.    Waiver of Stay, Extension or Usury Laws.................. 86

ARTICLE XI. SATISFACTION AND DISCHARGE....................................... 87

   Section 11.1.    Satisfaction and Discharge............................... 87

   Section 11.2.    Application of Trust..................................... 87

ARTICLE XII. MISCELLANEOUS................................................... 88

   Section 12.1.    Trust Indenture Act Controls............................. 88

   Section 12.2.    Notices.................................................. 88

   Section 12.3.    Communication by Holders of Notes with Other
                    Holders of Notes......................................... 89

   Section 12.4.    Certificate and Opinion as to Conditions Precedent....... 90

   Section 12.5.    Statements Required in Certificate or Opinion............ 90

   Section 12.6.    Rules by Trustee and Agents.............................. 90

   Section 12.7.    No Personal Liability of Directors, Officers,
                    Employees and Stockholders............................... 90

   Section 12.8.    Judgment Currency........................................ 91

   Section 12.9.    Payment of Additional Amounts............................ 91

                                TABLE OF CONTENTS
                                -----------------

                                    (cont'd)
                                                                            Page
                                                                            ----
   Section 12.10.   Governing Law; Submission to Jurisdiction;
                    Waiver of Jury Trial..................................... 93

   Section 12.11.   No Adverse Interpretation of Other Agreements............ 94

   Section 12.12.   Successors............................................... 94

   Section 12.13.   Severability............................................. 94

   Section 12.14.   Counterpart Originals.................................... 94

   Section 12.15.   Table of Contents, Headings, Etc......................... 94

   Section 12.16.   Qualification of Indenture............................... 94

EXHIBITS
Exhibit A     Form of Series A Note

Exhibit B     Form of Series B Note

Exhibit C     Form of Guarantee

Exhibit D(1)  Form of Regulation S Certificate

Exhibit D(2)  Form of Certificate to Be Delivered upon Exchange or Registration of Transfer of Notes

Exhibit E     Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors

Exhibit F     Form of Certificate to Be Delivered in Connection with Transfers
              Pursuant to Regulation S

                                    INDENTURE

          INDENTURE dated as of November 26, 2003 among NORTH AMERICAN ENERGY PARTNERS INC., a Canadian federal corporation (the "Company"), the Guarantors (as defined herein) and WELLS FARGO BANK, N.A., as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

          The Company has duly authorized the creation of two series of the Notes (as hereinafter defined), substantially of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with the terms of the Notes and this Indenture, respectively, have been done.

          Upon the issuance of the Series B Notes or the effectiveness of a registration statement filed in connection with the Exchange Offer, this Indenture will be subject to the provisions of the TIA (as hereinafter defined) that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions. Prior thereto, the provisions of said TIA will apply to this Indenture only to the extent expressly provided herein.

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Company's 8 3/4% Senior Notes due 2011. Except as otherwise stated herein, all references to "dollars" or "$" are to Canadian dollars.

                                   ARTICLE I.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.   Definitions.
               -----------

          "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

          "Additional Notes" means Notes issued pursuant to Article II and in compliance with Section 4.9, in addition to and having substantially the same terms as the US $200.0 million aggregate principal amount of Series A Notes issued on the Issue Date or as the Series B Notes issued in exchange therefor.

          "Advisory Services Agreement" means that certain letter agreement dated October 31, 2003, among the Company, NACG Preferred, Holdings and the Equity Investors.

          "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Agent" means any Registrar, Paying Agent or co-registrar.

          "Asset Acquisition" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of:
(1) any Capital Stock (other than directors' qualifying shares) of any Restricted Subsidiary of the Company; or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5.0 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.1; (c) any Restricted Payment permitted by Section 4.7 or that constitutes a Permitted Investment; (d) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business; (e) disposals or replacements of damaged, obsolete or worn out equipment; and (f) dispositions in connection with Permitted Liens.

          "Bankruptcy Law" means Title 11, U.S. Code, the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangements Act (Canada), or any similar federal, state or foreign law for the reorganization or relief of debtors, including laws providing for any plan of compromise or arrangement or other corporate proceeding involving or affecting creditors.

          "Board of Directors" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Borrowing Base" means, as at any date of determination, an aggregate amount equal to:

          (i) the lesser of (a) 55% of Consolidated PP&E (as defined in the Credit Agreement on the Issue Date), and (b) $90,000,000, plus

          (ii) 75% of the value of Eligible Accounts Receivable (as defined in the Credit Agreement on the Issue Date).

          "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date, redemption date or a day on which an action is to be taken is not a Business Day, payment may be made, or such action may be taken, on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          "Canadian Securities Laws" means the laws, regulations, rules, policies, rulings and guidelines applicable to trading securities in each province and territory of Canada.

          "Canadian Securities Regulators" means the securities regulatory authorities in the provinces and territories of Canada.

          "Capital Stock" means:

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, and all options, warrants or other rights to purchase or acquire any of the foregoing.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means:

          (1) obligations issued by, or unconditionally guaranteed by, the United States or Canadian Government or issued by any agency thereof and backed by the full faith and credit of the United States or Canada, as the case may be, in each case maturing within one year from the date of acquisition thereof;

          (2) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Ratings Group or at least P-1 from Moody's Investors Services, Inc. or R-1 High by Dominion Bond Rating Service Limited;

          (3) certificates of deposit, eurodollar time deposits or bankers' acceptances maturing within one year from the date of acquisition thereof and overnight bank deposits, in each case issued by any bank organized under the laws of Canada or any province thereof or the United States of America or any state thereof or the District of Columbia or any U.S. or Canadian branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than U.S.$250.0 million;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) or (3) above entered into with any bank meeting the qualifications specified in clause
     (3) above; and

          (5) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (4) above.

          "Change of Control" means the occurrence of one or more of the following events:

          (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets or properties of the Company and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to a Permitted Holder or to either of Holdings or NACG Preferred provided that such sale, lease, exchange or other transfer is made in accordance with Section 5.1(a);

          (2) the approval by the holders of Capital Stock of Holdings or the Company, as the case may be, of any plan or proposal for the liquidation or dissolution of Holdings or the Company, as the case may be (whether or not otherwise in compliance with the provisions of this Indenture);

          (3) any Person or Group (other than a Permitted Holder and any entity formed by a Permitted Holder solely for the purpose of owning Capital Stock of Holdings) shall become the beneficial owner, directly or indirectly (with beneficial ownership being as defined and calculated as set forth in Rules 13d-3 and 13d-5 under the Exchange Act), of shares representing more than 50% of the Capital Stock (measured by voting power rather than number of shares) that is at the time entitled to vote for the election of the Board of Directors of Holdings or the Company; or

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or Holdings (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or Holdings, as applicable, was approved by a vote of a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Board of Directors then in office.

          Notwithstanding anything to the contrary contained in this definition of "Change of Control," the transactions occurring on the Issue Date and the prior acquisitions by Holdings of NACG Preferred and by NACG Preferred of the Company, shall not give rise to, or be deemed to result in, a "Change of Control" for all purposes hereunder.

          "Clearstream" means Clearstream Banking, Societe Anonyme, Luxembourg.

          "Commission" means the Securities and Exchange Commission.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means North American Energy Partners Inc., a Canadian federal corporation, or any successor obligor under this Indenture and the Notes pursuant to Article V.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1) Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby:

               (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

               (b) Consolidated Interest Expense; and

               (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

          all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the latest four full fiscal quarters (the "Four Quarter Period") ending prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment, repurchase, defeasance, discharge or other retirement of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment, repurchase, defeasance, discharge or other retirement of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, repurchase, defeasance, discharge or other retirement, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sale or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness.

     Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

          (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)  Consolidated Interest Expense; plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, Canadian federal, state, provincial, territorial and local income tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, determined on a consolidated basis in accordance with GAAP, including without limitation: (a) any amortization of debt discount and amortization of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

          (2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom:

          (1) after-tax gains or losses from Asset Sales (without regard to the $5.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains or losses;

          (3) the net income of any Person acquired in a "pooling of interests" transaction accrued prior to the date it becomes a Restricted Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Restricted Subsidiary of the referent Person;

          (4) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise; provided, however, that such income shall be included in determining Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary to the Company or another Restricted Subsidiary as a dividend in compliance with such restriction;

          (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

          (6) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued);

          (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

          (9)  the cumulative effect of a change in accounting principles.

          "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

          "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charge that requires an accrual of or a reserve for cash charges for any future period).

          "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.2 or such other address as to which the Trustee may give notice to the Company.

          "Credit Agreement" means the Credit Agreement dated as of November 26, 2003, among the Company, the lenders party thereto in their capacities as lenders thereunder, BNP Paribas, as syndication agent, and Royal Bank of Canada, as administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any deferrals, renewals, amendments and restatements thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, refunding, replacing or otherwise substituting, restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement or agreements and whether by the same or any other agent, lender, creditor or group of lenders or creditors.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values or exchange rates.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Depositary" means, with respect to the Notes issuable in whole or in part in global form, the Person specified in Section 2.6(g) as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions hereof, and, thereafter, "Depositary" shall mean or include such successor.

          "Designation" has the meaning given to this term in Section 4.21.

          "Designation Amount" has the meaning given to this term in Section
4.21.

          "Disqualified Capital Stock" means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event that would constitute (i) a Change of Control or (ii) an Asset Sale if the terms of such Capital Stock provide that the Company may not purchase or redeem such Capital Stock except in compliance with Section 4.7), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of (i) a Change of Control or (ii) an Asset Sale if the terms of such Capital Stock provide that the Company may not purchase or redeem such Capital Stock except in compliance with Section 4.7) on or prior to the date on which the Notes mature or are redeemed or retired in full.

          "Equity Investors" means, collectively, The Sterling Group, L.P., Genstar Capital, L.P., Perry Strategic Capital Inc. and Stephens Group, Inc.

          "Euroclear" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "Exchange Offer" means the offer that shall be made by the Company pursuant to the Registration Rights Agreement to exchange Series A Notes for Series B Notes.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Determination of fair market value shall be by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company.

          "GAAP" means generally accepted accounting principles set forth in Canada, consistently applied, as in effect from time to time.

          "Group" as defined in definition of "Change of Control."

          "guarantee" means a direct or indirect guarantee (other than by endorsement of negotiable instruments in the ordinary course of business) by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); "guarantee," when used as a verb, and "guaranteed" have correlative meanings.

          "Guarantor" means: (1) each of the Company's Subsidiaries existing on the Issue Date and named as such in this Indenture; and (2) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

          "Holder" means a Person in whose name a Note is registered.

          "Holdings" means NACG Holdings, Inc., the owner of 100% of the outstanding share capital of NACG Preferred.

          "Indebtedness" means with respect to any Person, without duplication:

          (1)  all indebtedness of such Person for borrowed money;

          (2) all indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)  all Capitalized Lease Obligations of such Person;

          (4) the deferred purchase price of property, conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted);

          (5) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) obligations of any other Person of the type referred to in clauses (1) through (6) that are secured by any lien on any property or asset of such Person, the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or asset and the amount of the obligation so secured;

          (8) net obligations under Currency Agreements and Interest Swap Obligations of such Person; and

          (9) Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

     For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such price shall be the Fair Market Value thereof.

     The amount of any Indebtedness outstanding as of any date will be:

          (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

          "Independent Financial Advisor" means a firm:

          (1) that does not, and whose directors, officers or Affiliates do not, have a material direct or indirect financial interest in the Company; and

          (2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchasers" means BNP Paribas Securities Corp. and RBC Dominion Securities Corporation.

          "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall also include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Investment" means, with respect to any Person, any direct or indirect investment in any other Person in the form of loans, advances or other extensions of credit (including, without limitation, a guarantee) or capital contributions to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for consideration by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries in the ordinary course of business. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

          "Issue Date" means November 26, 2003.

          "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Liquidated Damages" means all liquidated damages on Series A Notes then owing pursuant to Section 4 of the Registration Rights Agreement or the comparable section of any registration rights agreement entered into in connection with the issuance of any Additional Notes.

          "NACG Preferred" means NACG Preferred Corp., the owner of 100% of the outstanding share capital of the Company.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and other direct costs of sale);

          (2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3) repayment of Indebtedness that is secured by a Lien on the property or assets that are the subject of such Asset Sale; and

          (4) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted

     Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

          Further, with respect to an Asset Sale by a Restricted Subsidiary that is not a Wholly-Owned Restricted Subsidiary, Net Cash Proceeds shall be reduced pro rata for the portion of the equity of such Subsidiary that is not owned by the Company.

          "Non-Recourse Debt" means Indebtedness of a Subsidiary:

          (1) as to which neither the Company nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any Restricted Subsidiary.

          "Note Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          "Notes" means the Notes that are issued under this Indenture, as amended or supplemented from time to time, including Additional Notes, if any, and any Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement, if any. The Series A Notes and the Series B Notes shall constitute one series of Notes for all purposes under this Indenture.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "Officer" means, (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Controller or principal accounting officer, the Treasurer, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

          "Officers' Certificate" means a certificate signed on behalf of the Company by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller or principal accounting officer of the Company, that meets the requirements of Sections 12.4 and 12.5.

          "Opinion of Counsel" means an opinion from legal counsel, who may be an employee of or counsel to the Company, who is reasonably acceptable to the Trustee that meets the requirements of Sections 12.4 and 12.5.

          "Permitted Holders" means The Sterling Group, L.P., Genstar Capital, L.P., Perry Strategic Capital Inc. and Stephens Group, Inc. and their respective Affiliates (in each case, other than portfolio companies thereof).

          "Permitted Investments" means:

          (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

          (2) Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment and held by a Restricted Subsidiary that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

          (3)  investments in cash and Cash Equivalents;

          (4) Currency Agreements and Interest Swap Obligations entered into by the Company or its Restricted Subsidiaries and otherwise in compliance with this Indenture;

          (5) additional Investments not to exceed $15.0 million at any one time outstanding;

          (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

          (7) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (8) Investments in prepaid expenses, negotiable instruments held for collection or deposit and lease, utility and workers compensation, performance and similar deposits entered into in the ordinary course of business;

          (9) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 4.10;

          (10) Investments represented by guarantees that are otherwise permitted under this Indenture;

          (11) Investments the payment for which is Qualified Capital Stock of the Company or Holdings;

          (12) any assets acquired as a result of a foreclosure by the Company or any such Restricted Subsidiary with respect to any secured Permitted Investment or other transfer of title with respect to any secured Permitted Investment in default;

          (13) Investments existing on of the Issue Date and any amendment, extension, substitution, renewal or modification thereof to the extent that any such amendment, extension, substitution, renewal or modification does not require the Company or any Restricted Subsidiary to make any additional cash or non-cash payments or provide additional services in connection therewith;

          (14) Investments to support bonding arrangements in the ordinary course of business;

          (15) Investments in Permitted Joint Ventures in an amount not to exceed $10.0 million at any time outstanding; and

          (16) loans or advances to employees or customers in the ordinary course of business and guarantees or similar obligations with respect to the foregoing in an amount not to exceed $1.0 million in each fiscal year.

          "Permitted Joint Venture" means an entity characterized as a joint venture in which the Company or a Restricted Subsidiary (a) owns at least 30% of the ownership interest and (b) has the right to receive a percentage of the profits or distributions at least equal to the percentage of its ownership interest.

          "Permitted Liens" means the following types of Liens:

          (1) Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

          (2) Liens securing Indebtedness under the Credit Agreement in an amount not to exceed the sum of (i) $50.0 million, plus (ii) the greater of
     (x) $70.0 million and (y) the Borrowing Base, plus (iii) any fees, interest, premiums, expenses, indemnifications and similar amounts payable in connection with such Indebtedness;

          (3)  Liens securing the Notes and the Guarantees;

          (4) Liens of the Company or a Wholly Owned Restricted Subsidiary of the Company on assets of any Restricted Subsidiary of the Company;

          (5) Liens securing Refinancing Indebtedness that is incurred in accordance with the provisions of this Indenture to Refinance any Indebtedness that has been secured by a Lien permitted under this Indenture; provided, however, that such Liens: (a) are no less favorable to the Holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (b) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced; and

          (6) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (7) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (8) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (9) judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (10) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (11) any interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (12) Liens securing Purchase Money Indebtedness incurred or in the ordinary course of business; provided, however, that (a) such Purchase Money Indebtedness shall not exceed the purchase price or other cost of such property or equipment and shall not be secured by any property or equipment of the Company or any Restricted Subsidiary of the Company other than the property and equipment so acquired or constructed and (b) the Lien securing such Purchase Money Indebtedness shall be created within 90 days of such acquisition or construction;

          (13) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (14) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (15) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set off;

          (16) Liens securing Interest Swap Obligations that relate to Indebtedness that is otherwise permitted under this Indenture;

          (17) Liens securing Indebtedness under Currency Agreements;

          (18) Liens securing Acquired Indebtedness incurred in accordance with
     Section 4.9; provided that:

               (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

               (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company.

          (19) Liens on assets of a Restricted Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under this Indenture;

          (20) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (21) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

          (22) Liens arising from filing financing statements under the Uniform Commercial Code or other applicable personal property security laws regarding leases;

          (23) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods; and

          (24) additional Liens securing Indebtedness or trade payables in an aggregate amount not to exceed $25.0 million at any time outstanding.

          "Person" means an individual, partnership (general or limited), corporation, limited liability company, unincorporated organization, association, joint stock company, trust or joint venture, or a governmental agency or political subdivision thereof.

          "PORTAL Market" means the Private Offerings, Resales and Trading through Automatic Linkages Market, commonly referred to as the Portal Market, operated by the National Association of Securities Dealers, Inc. or any successor thereto.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "Public Equity Offering" means an underwritten primary public offering of Qualified Capital Stock of Holdings or the Company pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act (excluding registration statements filed on Form S-8) or a prospectus filed with the applicable Canadian Securities Regulators in accordance with applicable Canadian Securities Laws; provided that, in the event of a Public Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of such Public Equity Offering necessary to pay the aggregate Redemption Price of the Notes to be redeemed pursuant to Section 3.8.

          "Purchase Date" means, with respect to any Note to be repurchased pursuant to Section 4.10 or Section 4.15, the date fixed for such repurchase by or pursuant to this Indenture.

          "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property, equipment or a business.

          "Purchase Price" means the amount payable for the repurchase of any Note on a Purchase Date, exclusive of accrued and unpaid interest and Liquidated Damages (if any) thereon to the Purchase Date, unless otherwise specifically provided.

          "QIB" means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Redemption Date" means, with respect to any Note or portion thereof to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

          "Redemption Price" means the amount payable for the redemption of any Note or portion thereof on a Redemption Date, exclusive of accrued and unpaid interest and Liquidated Damages (if any) thereon to the Redemption Date, unless otherwise specifically provided.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, restructure, defer, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means any Indebtedness of the Company or a Restricted Subsidiary issued in exchange for, or the proceeds form the issuance and sale or disbursement of which are used substantially concurrently to Refinance in whole or in part, any Indebtedness of the Company or any Restricted Subsidiary, in each case that does not:

          (1) result in an increase in the aggregate principal amount (or accreted value, if applicable) of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable fees and expenses incurred by the Company or any Restricted Subsidiary in connection with such Refinancing); or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (and is not otherwise guaranteed by a Restricted Subsidiary of the Company), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes or any Guarantee, then such Refinancing Indebtedness shall be subordinate to the Notes or such Guarantee, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "Registration Rights Agreement" means the registration rights agreement dated as of the Issue Date among the Company, the Guarantors and the Initial Purchasers.

          "Regulation S" means Regulation S as promulgated under the Securities Act.

          "Responsible Officer" means, when used with respect to the Trustee, any officer of the Trustee assigned by the Trustee to administer this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Restricted Payment" means any of the following:

          (1) the declaration or payment of any dividend or making any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company's Capital Stock to the direct or indirect holders of such Capital Stock;

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company;

          (3) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decreasing or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness that by its terms is subordinated to the Notes (other than such Indebtedness that is held by the Company or any Restricted Subsidiary); or

          (4)  making of any Investment (other than Permitted Investments).

          "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Series A Notes" means the Company's 8 3/4% Senior Notes due 2011 issued under this Indenture and not registered under the Securities Act, whether issued on the Issue Date or thereafter, including any Additional Notes, if applicable.

          "Series B Notes" means notes issued by the Company hereunder containing terms substantially identical to the Series A Notes (except that (i) the legend or legends relating to transferability and other related matters set forth on the Series A Notes, including the text referred to in footnote 2 of Exhibit A, shall be removed or appropriately altered, and (ii) as otherwise set forth herein), to be offered to Holders of Series A Notes in exchange for such Series A Notes pursuant to the Exchange Offer or any exchange offer specified in any registration rights agreement relating to Additional Notes or in a registered public offering of Additional Notes. Each Series B Note issued in exchange for a Series A Note in the Exchange Offer or any such other exchange offer represents the same indebtedness as the Series A Note for which it was exchanged, and the Exchange Offer or any such other exchange offer do not result in a repayment or extinguishment of the Indebtedness initially represented by such Series A Notes. No Series B Note will be entitled to Liquidated Damages.

          "Significant Subsidiary" means any Restricted Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

          "Subsidiary", with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA; provided that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Transfer Restricted Security" means a Note that is a restricted security as defined in Rule 144(a)(3) under the Securities Act.

          "Trustee" means the party named as such in the first paragraph of this instrument until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

          "Unrestricted Subsidiary" means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in accordance with Section 4.21 and (2) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. Government Securities" shall mean securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Securities or a specific payment of interest on or principal of any such U.S. Government Securities held by such custodian for the account of the holder of a depository receipt.

          "U.S. Person" means any U.S. Person as defined in Regulation S.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

          "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than directors' qualifying shares or an immaterial amount of shares owned by other Persons) are owned by such Person or any Wholly Owned Subsidiary of such Person.

Section 1.2.   Other Definitions.
               -----------------

     Term                                                     Defined in Section
     ----                                                     ------------------

     "Acceleration Notice".................................           6.2
     "Act".................................................         1.5(a)
     "Additional Amounts"..................................         12.9(a)
     "Adjusted Net Assets".................................          10.5
     "Affiliate Transaction"...............................         4.11(a)
     "Agent Members".......................................         2.6(b)
     "Certificated Notes"..................................           2.1
     "Change of Control Offer".............................         4.15(a)
     "Change of Control Offer Period"......................         3.10(b)
     "Covenant Defeasance".................................           8.3
     "Event of Default"....................................           6.1
     "Excluded Holder".....................................         12.9(a)
     "Foreign Person"......................................         2.6(c)
     "Funding Guarantor"...................................          10.5
     "Global Notes"........................................           2.1
     "Guarantee"...........................................          10.1
     "incur"...............................................         4.9(a)
     "Institutional Accredited Investors"..................           2.1
     "Legal Defeasance"....................................           8.2
     "Net Proceeds Offer"..................................         4.10(b)
     "Net Proceeds Offer Amount"...........................         4.10(b)
     "Net Proceeds Offer Payment Date".....................         4.10(b)
     "Net Proceeds Offer Trigger Date".....................         4.10(b)
     "Offshore Certificated Notes".........................           2.1
     "Original Currency"...................................         12.8(a)
     "Other Currency"......................................         12.8(a)
     "Paying Agent"........................................           2.3
     "Permanent Regulation S Global Note"..................           2.1
     "Permitted Indebtedness"..............................         4.9(b)
     "Private Placement Legend"............................         2.6(h)
     "Redesignation".......................................          4.21

     Term                                                     Defined in Section
     ----                                                     ------------------

     "Reference Date"......................................     4.7(a)(iii)(v)
     "Registrar"...........................................           2.3
     "Regulation S Global Note"............................           2.1
     "Rule 144A Global Note"...............................           2.1
     "Special Redemption"..................................           3.8
     "Surviving Entity"....................................      5.1(a)(1)(b)
     "Taxes"...............................................         12.9(a)
     "Temporary Regulation S Global Note"..................           2.1
     "U.S. Certificated Notes".............................           2.1

Section 1.3.   Incorporation by Reference of Trust Indenture Act.
               -------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee;

          "obligor" on the Notes means the Company and any successor obligor upon the Notes.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.   Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (c)  "or" is not exclusive;

          (d) words in the singular include the plural, and in the plural include the singular;

          (e) words used herein implying any gender shall apply to both genders;

          (f) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (g) the words "including," "includes" and similar words shall be deemed to be followed by "without limitation;"

          (h)  "will" shall be interpreted to express a command;

          (i)  provisions apply to successive events and transactions; and

          (j) references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time unless otherwise specified.

Section 1.5.   Acts of Holders.
               ---------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered (either physically or by means of a facsimile or an electronic transmission, provided that such electronic transmission is transmitted through the facilities of a Depositary) to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointment any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 315 of the TIA) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) Without limiting the generality of the foregoing, a Holder, including a Depositary that is a Holder of a Global Note, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and a Depositary that is a Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note.

          (c) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.The fact and date of the execution of any such instrument or writing or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (d) The ownership, principal amount and serial numbers of Notes held by any Person, and the date of commencement of such Person's holding the same, shall be proved by the Trustee.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Note shall bind every future holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (f) The Company may set any day as the record date for the purpose of determining Holders of outstanding Notes entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Notes (other than any such action provided or permitted to be taken under Section 6.1, 6.2 or 6.5), but the Company shall have no obligation to do so; provided, that if the Company does set such a record date, it shall provide the Trustee with at least five days advance notice of such record date. With regard to any record date set pursuant to this paragraph, Holders of outstanding Notes of the applicable series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Holders remain Holders after such record date. The Company shall notify the Trustee in writing of any such record date not later than the date of the first solicitation of any Holder to give or take any action.

                                   ARTICLE II.

                                    THE NOTES

Section 2.1.   Form and Dating.
               ---------------

          The Series A Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage in addition to those set forth in Exhibit A and Exhibit B. The Series B Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B. The notation on each Note relating to the Guarantees, if any, shall be substantially in the form set forth in Exhibit C. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of US$1,000 and integral multiples thereof.

          The terms and provisions contained in the Notes and Guarantees shall constitute, and are hereby expressly made, a part of this Indenture, and the Company, the Guarantors, if any, and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Note in registered form, substantially in the form set forth in

Exhibit A (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global
Note in registered form substantially in the form set forth in Exhibit A (the "Temporary Regulation S Global Note"), deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time following 40 days after the later of the consummation of the offering of the Notes and the Issue Date (or, in the case of Additional Notes, 40 days after the later of the consummation of the offering of such Additional Notes or the date on which such Additional Notes were originally issued), upon receipt by the Trustee and the Company of a duly executed certificate substantially in the form of Exhibit D(1), a single permanent Global Note in registered form substantially in the form set forth in Exhibit A (the "Permanent Regulation S Global Note," and together with the Temporary Regulation S Global Note, the "Regulation S Global Note") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depositary. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made in the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

          Subject to Section 2.6(g), Notes offered and sold to institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors"), if any, shall be issued in the form of permanent U.S. Certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Certificated Notes"). Notes issued pursuant to Section 2.6 in exchange for interests in the Rule 144A Global Note or the Regulation S Global Note shall be in the form of permanent Certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore Certificated Notes"), in the case of those issued in exchange for the Regulation S Global Note, and U.S. Certificated Notes, in the case of those issued in exchange for the Rule 144A Global Note.

          The Offshore Certificated Notes and U.S. Certificated Notes are sometimes collectively herein referred to as the "Certificated Notes." The Rule 144A Global Note and the Regulation S Global Note are sometimes referred to herein as the "Global Notes."

Section 2.2.   Execution and Authentication.
               ----------------------------

          Two Officers of the Company shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. Each Guarantor, if any, shall execute a Guarantee in the manner set forth in Section 10.7.

          A Note shall not be valid until authenticated by the signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee, upon a written order of the Company signed by two Officers of the Company, together with the other documents required by Sections
12.4 and 12.5, shall authenticate (i) Series A Notes for original issue on the Issue Date in the aggregate principal amount not to exceed US$200.0 million and
(ii) subsequent to the Issue Date and subject to Section 4.9, Additional Notes. The Trustee, upon written order of the Company signed by two Officers of the Company, together with the other documents required by Sections 12.4 and 12.5, shall authenticate Series B Notes; provided that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount in accordance with the Exchange Offer or an exchange offer specified in any registration rights agreement relating to Additional Notes or in connection with one or more registered public offerings of Additional Notes. Such written order of the Company shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions, Change of Control Offers and Net Proceeds Offers.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.3.   Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. At the option of the Company, payment of interest and Liquidated Damages (if any) may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent at least five Business Days before the relevant payment date. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

          The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Note Custodian with respect to the Global Notes.

          The Trustee is hereby authorized to enter into a letter of representations with the Depositary in the form provided by the Company and to act in accordance with such letter.

Section 2.4.   Paying Agents to Hold Money in Trust.
               ------------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, interest and Liquidated Damages (if any) on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.5.   Holder Lists.
               ------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6.   Transfer and Exchange.
               ---------------------

          (a) Transfer and Exchange Generally; Book Entry Provisions. Upon surrender for registration of transfer of any Note to the Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.6, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture and bearing such restrictive legends as may be required by this Indenture.

          Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to
Section 4.2. Whenever any Notes are
so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

          All Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. Except as otherwise provided in this Indenture, and in addition to the requirements set forth in the legend referred to in Section 2.6(h)(i) below, in connection with any transfer of Transfer Restricted Securities any request for transfer shall be accompanied by a certification to the Trustee relating to the manner of such transfer substantially in the form of Exhibit D(2).

          (b) Book-Entry Provisions for the Global Notes. The Rule 144A Global Note and Regulation S Global Note initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as Note Custodian and (iii) bear legends as set forth in Section 2.6(h).

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Rule 144A Global Note or Regulation S Global Note, as the case may be, held on their behalf by the Depositary, or the Trustee as its custodian, or under the Rule 144A Global Note or Regulation S Global Note, as the case may be, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Rule 144A Global Note or Regulation S Global Note, as the case may be, for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

          Transfers of the Rule 144A Global Note and the Regulation S Global Note shall be limited to transfers of such Rule 144A Global Note or Regulation S Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Beneficial interests in the Rule 144A Global Note and the Regulation S Global Note may be transferred in accordance with the applicable rules and procedures of the Depositary and the provisions of this
Section 2.6. The registration of transfer and exchange of beneficial interests in a Global Note, which does not involve the issuance of a Certificated Note, shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. The Trustee shall have no responsibility or liability for any act or omission of the Depositary.

          At any time at the request of the beneficial holder of an interest in the Rule 144A Global Note or Permanent Regulation S Global Note to obtain a Certificated Note, such beneficial holder shall be entitled to obtain a Certificated Note upon written request to the Trustee and the Note Custodian in accordance with the standing instructions and procedures existing between the Note Custodian and Depositary for the issuance thereof. Upon receipt of any such request, the Trustee, or the Note Custodian at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Note Custodian, the aggregate principal amount of the Rule 144A Global Note or Permanent Regulation S Global Note, as appropriate, to be reduced by the principal amount of the Certificated Note issued upon such request to such beneficial holder and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to such beneficial holder (or its nominee) a Certificated Note or Certificated Notes in the appropriate aggregate principal amount in the name of such beneficial holder (or its nominee) and bearing such restrictive legends as may be required by this Indenture.

          (c) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to any Institutional Accredited Investor that is not a QIB (other than any Person that is not a U.S. Person as defined under Regulation S, a "Foreign Person"):

          (i) the Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the proposed transferee has certified in writing to the Registrar that the requested transfer is at least two years after the later of (A) the Issue Date of the Notes and (B) the last date on which any Notes were acquired from an Affiliate of the Company and has delivered legal opinions and such other information as the Trustee and the Company may reasonably require, or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit E and (B) such certifications, legal opinions and other information as the Trustee and the Company may reasonably request to confirm that such transaction is in compliance with the Securities Act; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the documents required by clause (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Certificated Notes of like tenor and amount.

          (d) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Transfer Restricted Security to a QIB (other than Foreign Persons):

          (i) if the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Note to be transferred consists of Certificated Notes or an interest in the Regulation S Global Note, upon receipt by the Registrar of (x) the documents referred to in clause
     (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Certificated Notes or the interest in the Regulation S Global Note, as the case may be, to be transferred, and the Trustee shall cancel the Certificated Notes or decrease the amount of the Regulation S Global Note so transferred.

          (e) Transfers of Interests in the Temporary Regulation S Global Note. The following provisions shall apply with respect to the registration of any proposed transfer of interests in the Temporary Regulation S Global Note:

          (i) the Registrar shall register the transfer of an interest in the Temporary Regulation S Global Certificate if (x) the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F and the transferee shall have delivered a certificate substantially in the form of Exhibit D(1) stating, among other things, that the proposed transferee is a Foreign Person or (y) the proposed transferee is a QIB and the proposed transferor has checked the box provided for on a certificate substantially in the form of Exhibit D(2) stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, upon receipt by the Registrar of (x) the documents referred to in clause (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the Temporary Regulation S Global Note to be transferred, and the Trustee, as Note Custodian, shall decrease the amount of the Temporary Regulation S Global Note.

          (f) Transfers to Foreign Persons. The following provisions shall apply with respect to any transfer of a Transfer Restricted Security to a Foreign Person:

          (i) the Registrar shall register any proposed transfer of a Note to a Foreign Person upon receipt of a certificate substantially in the form of Exhibit F from the proposed transferor and such certifications, legal opinions and other information as the Trustee or the Company may reasonably request; and

          (ii) (a) if the proposed transferor is an Agent Member holding a beneficial interest in the Rule 144A Global Note or the Note to be transferred consists of Certificated Notes, upon receipt by the Registrar of (x) the documents required by clause (i), and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Rule 144A Global Note in an amount equal to the principal amount of the beneficial interest in the Rule 144A Global Note or cancel the Certificated Notes, as the case may be, to be transferred, and
     (b) if the proposed transferee is an Agent

     Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the Certificated Notes to be transferred, and the Trustee shall decrease the amount of the Rule 144A Global Note.

          (g) The Depositary. The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes. Initially, the Rule 144A Global Note and the Regulation S Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Note Custodian for Cede & Co.

          Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, if at any time:

          (i) the Depositary for the Notes notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, and a successor Depositary is not appointed by the Company within 90 days after delivery of such notice; or

          (ii) the Company, at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes under this Indenture,

and the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2, authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of the Rule 144A Global Note or the Permanent Regulation S Global Note, as the case may be, in exchange for such Global Notes. Notes in Certificated form issued in exchange for a Global Note pursuant to this Section 2.6 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes in Certificated form to the persons in whose names such Notes in Certificated form are so registered. Notwithstanding any other provisions herein to the contrary, beneficial interests in Global Notes may not be exchanged for Certificated Notes, and no Certificates Notes will be issued, unless and until Certificated Notes have been delivered in exchange for all beneficial interests in the Global Notes as provided in this paragraph.

          (h)  Legends.

          (i) Except as permitted by the following paragraphs (ii) and (iii), each Note certificate evidencing Global Notes and Certificated Notes (and all Notes issued in exchange therefor or substitution thereof) shall (x) be subject to the restrictions on transfer set forth in this Section 2.6 (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each Transfer Restricted Security, by such Holder's acceptance thereof, agrees to be bound by all such restrictions on transfer and (y) bear the legend set forth below (the "Private Placement Legend"):

     "THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS NOTE OR ANY INTEREST HEREIN (1) REPRESENTS THAT
     (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2),
     (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO NORTH AMERICAN ENERGY PARTNERS INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NORTH AMERICAN ENERGY PARTNERS INC. IF NORTH AMERICAN ENERGY PARTNERS INC. SO REQUESTS), OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NORTH AMERICAN ENERGY PARTNERS INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE

     PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

     "The following legend is prescribed by applicable Canadian securities legislation and applies to trades in this Note involving persons in Canada:

          UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE EARLIER OF (1) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE DATE THE ISSUER FIRST BECAME A REPORTING ISSUER IN ANY OF ALBERTA, BRITISH COLUMBIA, MANITOBA, NOVA SCOTIA, ONTARIO, QUEBEC AND SASKATCHEWAN, IF THE ISSUER IS A SEDAR FILER; AND (2) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE LATER OF (A) THE DISTRIBUTION DATE, AND (B) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN THE LOCAL JURISDICTION OF THE PURCHASER OF THE SECURITIES THAT ARE THE SUBJECT OF THE TRADE."

          (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

          (a) in the case of any Transfer Restricted Security that is a Certificated Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Note that does not bear the legend set forth in (i) above (other than the legend relating to compliance with Canadian securities laws) and rescind any restriction on the transfer of such Transfer Restricted Security; and

          (b) in the case of any Transfer Restricted Security represented by a Global Note, such Transfer Restricted Security shall not be required to bear the legend set forth in (i) above (other than the legend relating to compliance with Canadian securities laws), but shall continue to be subject to the provisions of Section 2.6(b); provided, however, that with respect to any request for an exchange of a Transfer Restricted Security that is represented by a Global Note for a Certificated Note that does not bear the legend set forth in (i) above (other than the legend relating to compliance with Canadian securities laws), which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Registrar that such request is being made pursuant to Rule 144 (such certifications to be substantially in the form of Exhibit D(2));

in each case, upon the delivery by the transferor of such opinions and other information as the Trustee or the Company shall reasonably request.

          (iii) Notwithstanding the foregoing, upon consummation of the Exchange Offer, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.2, the Trustee shall authenticate Series B Notes in exchange for Series A Notes accepted for exchange in the Exchange Offer, which Series B Notes shall not bear the legend set forth in (i) above (other than the legend relating to compliance with Canadian securities laws), and the Registrar shall rescind any restriction on the transfer of such Series A Notes, in each case unless the Company has notified the Registrar in writing that the Holder of such Series A Notes is either (A) a broker-dealer, (B) a Person participating in the distribution of the Series A Notes or (C) a Person who is an affiliate (as defined in Rule 144A) of the Company.

          (iv) Each Global Note, whether or not a Transfer Restricted Security, shall also bear the following legend on the face thereof:

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          (v) Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Note Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to be tradable on the PORTAL Market or tradable on Euroclear or Clearstream or as may be required for the Notes to be tradable on any other market developed for trading of securities pursuant to Rule 144A or Regulation S under the Securities Act or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

          (i) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Notes shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction. In the event of any transfer of any beneficial interest between the Rule 144A Global Note and the Regulation S Global Note in accordance with the standing procedures and instructions between the Depositary and the Note Custodian and the transfer restrictions set forth herein, the aggregate principal amount of each of the Rule 144A Global Note and the Regulation S Global Note shall be appropriately increased or decreased, as the case may be, and an endorsement shall be made on each of the Rule 144A Global Note and the Regulation S Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

          (j)  General Provisions Relating to Transfers and Exchanges.

          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Certificated Notes and Global Notes at the Registrar's request.

          (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.6).

          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (iv) All Certificated Notes and Global Notes issued upon any registration of transfer or exchange of Certificated Notes or Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Certificated Notes or Global Notes surrendered upon such registration of transfer or exchange.

          (v)   The Company shall not be required:

          (a) to issue, to register the transfer of or to exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 and ending at the close of business on the day of selection; or

          (b) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

          (c) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (vi) Prior to due presentment of the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of all payments with respect to such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

          (vii) The Trustee shall authenticate Certificated Notes and Global Notes in accordance with the provisions of Section 2.2.

Section 2.7.   Replacement Notes.
               -----------------

          If any mutilated Note is surrendered to the Trustee or either the Company or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an authentication order in accordance with Section 2.2, shall authenticate a replacement Note if the Trustee's requirements for replacement of Notes are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Trustee and the Company may charge the Holder for their expenses in replacing a Note.

          Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.   Outstanding Notes.
               -----------------

          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee or the Note Custodian in accordance with the provisions hereof and those described in this Section as not outstanding. Except as set forth in Section 2.9, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

          If a Note is replaced pursuant to Section 2.7, it shall cease to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser for value.

          If the principal amount of any Note is considered paid under Section 4.1, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.9.   Treasury Notes.
               --------------

          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Affiliate thereof shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver of consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded.

Section 2.10.  Temporary Notes.
               ---------------

          Until definitive Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an authentication order in accordance with
Section 2.2, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, but may have such variations as the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

          Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.
               ------------

          The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy all canceled Notes in accordance with the Trustee's usual procedures. The Trustee shall maintain a record of the destruction of all canceled Notes. Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation, except as expressly provided in this Indenture.

Section 2.12.  Defaulted Interest.
               ------------------

          If the Company defaults in a payment of interest on the Notes, the Company shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid. Notwithstanding the foregoing, any interest that is paid prior to the expiration of the 30-day period set forth in Section 6.1(a) may be paid to Holders of Notes as of the record date for the interest payment date for which interest has not been paid.

Section 2.13.  Persons Deemed Owners.
               ---------------------

          Prior to due presentment of a Note for registration of transfer and subject to Section 2.12, the Company, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Company, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Company, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.  CUSIP Numbers.
               -------------

          The Company in issuing the Notes may use a "CUSIP" number, and if so, the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall notify the Trustee of any change to the CUSIP numbers.

Section 2.15.  Designation.
               -----------

          The Indebtedness evidenced by the Notes is hereby irrevocably designated herein as "senior indebtedness" or such other term denoting seniority for the purposes of any future Indebtedness of the Company which the Company makes subordinate to any senior indebtedness or such other term denoting seniority.

                                  ARTICLE III.

                            REDEMPTION AND REPURCHASE

Section 3.1.   Notices to Trustee.
               ------------------

          If the Company elects to redeem Notes pursuant to the provisions of
Section 3.7, 3.8 or 3.9, it shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

          If the Company is required to offer to repurchase Notes pursuant to the provisions of Section 4.10 or 4.15, it shall notify the Trustee in writing, at least 30 days but not more than 60 days before the Purchase Date, of the Section of this Indenture pursuant to which the repurchase shall occur, the Purchase Date, the principal amount of Notes required to be repurchased and the Purchase Price and shall furnish to the Trustee an Officers' Certificate to the effect that the Company is required to make or has made a Net Proceeds Offer or a Change of Control Offer, as the case may be.

          If the Registrar is not the Trustee, the Company shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.   Selection of Notes.
               ------------------

          Except as set forth below, if less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

          If less than all of the Notes tendered are to be repurchased pursuant to the provisions of Section 4.10, the Trustee shall select the Notes or portions thereof to be repurchased in compliance with Section 4.10, as applicable. If less than all of the Notes tendered are to be redeemed pursuant to the provisions of Section 3.7 or 3.8, the Trustee shall select the Notes only pro rata or on as nearly a pro rata basis as is practicable (subject to DTC procedures) or by such other method as may be required by law.

          The Trustee shall promptly notify the Company in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased. Notes and portions thereof selected shall be in amounts of US$1,000 or integral multiples of US$1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of US$1,000, shall be redeemed. No Notes of a principal amount of US$1,000 or less shall be redeemed in part.

Section 3.3.   Notice of Optional or Special Redemption.
               ----------------------------------------

          In the event Notes are to be redeemed pursuant to Section 3.7, 3.8 or 3.9, at least 30 days but not more than 60 days before the Redemption Date, the Company shall mail by first-class mail a notice of redemption to each Holder at its registered address whose Notes are to be redeemed in whole or in part, with a copy to the Trustee.

          The notice shall identify the Notes or portions thereof to be redeemed and shall state:

          (a)  the Redemption Date;

          (b)  the Redemption Price;

          (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

          (d)  the name and address of the Paying Agent;

          (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price, Liquidated Damages, if any, and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date;

          (f) that, unless the Company defaults in making the redemption payment, interest and any Liquidated Damages on Notes called for redemption will cease to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price, any Liquidated Damages and, unless the Redemption Date is after a record date and on or before the succeeding interest payment date, accrued interest thereon to the Redemption Date upon surrender to the Paying Agent of the Notes redeemed;

          (g) if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portions thereof) to be redeemed, as well as the aggregate principal amount of the Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

          (h) the section of the Notes pursuant to which the Notes called for redemption are being redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall deliver to the Trustee, at least 35 days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee), an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.4.   Effect of Notice of Redemption.
               ------------------------------

          Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus Liquidated Damages, if any, and accrued interest to the Redemption Date; provided, however, that installments of interest that are due and payable on or prior to the Redemption Date shall be payable to the Holders of such Notes, registered as such, at the close of business on the relevant record date for the payment of such installment of interest.

Section 3.5.   Deposit of Redemption Price or Purchase Price.
               ---------------------------------------------

          On or before 10:00 A.M. New York City time on each Redemption Date or Purchase Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or if the Company is acting as its own Paying Agent, segregate and hold in trust) money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date, including without limitation any accrued and unpaid interest and Liquidated Damages, if any, to the Redemption Date or Purchase Date. The Company, the Trustee or the Paying Agent shall promptly return to the Company any money not required for that purpose.

          Unless the Company defaults in making such payment, interest and Liquidated Damages, if any, on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date or Purchase Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date or Purchase Date until such principal is paid, and on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1.

Section 3.6.   Notes Redeemed or Repurchased in Part.
               -------------------------------------

          Upon surrender of a Note that is redeemed or repurchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7.   Optional Redemption.
               -------------------

          Beginning on December 1, 2007, the Company may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 1 of the year set forth below:

Year                                             Percentage
----                                             ----------

2007..........................................      104.375%
2008..........................................      102.188%
2009 and thereafter...........................      100.000%

Section 3.8.   Special Redemption.
               ------------------

          At any time, or from time to time, on or prior to December 1, 2006, the Company may, at its option, use the net cash proceeds from one or more Public Equity Offerings to redeem up to 35% of the principal amount of the Notes (a "Special Redemption") at a Redemption Price equal to 108.750% of the principal amount thereof, together with accrued and unpaid interest thereon, if any, to the Redemption Date, provided that (1) at least 65% of the principal amount of the Notes issued hereunder remains outstanding immediately after any such Special Redemption;

and (2) such Special Redemption shall occur not more than 90 days after the date of the closing of the applicable Public Equity Offering. Any redemption pursuant to this Section 3.8 shall be made pursuant to the provisions of Sections 3.1 through 3.6.

Section 3.9.   Redemption for Taxation Reasons
               -------------------------------

          The Company may at any time redeem in whole but not in part the outstanding Notes at a redemption price of 100% of the principal amount thereof plus accrued interest to the date of redemption if the Company has become or would become obligated to pay any Additional Amounts (as defined in Section 12.9) in respect of the Notes or the Guarantees as a result of:

          (a) any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or

          (b) any change in or amendment to any published administrative position regarding the application or interpretation of such laws or regulations,

which change or amendment is announced or is effective on or after the Issue
Date.

          Any redemption pursuant to this Section 3.9 shall be made pursuant to the provisions of sections 3.1 through 3.6.

Section 3.10.  Repurchase upon Change of Control Offer.
               ---------------------------------------

          (a) In the event that, pursuant to Section 4.15, the Company shall be required to commence a Change of Control Offer, it shall follow the procedures specified in this Section 3.10.

          (b) The Change of Control Offer shall remain open for a period from the date of the mailing of the notice of the Change of Control Offer described in paragraph (c) until a date determined by the Company which is at least 30 but no more than 45 days from the date of mailing of such notice and no longer, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). On the Purchase Date, which shall be no later than the last day of the Change of Control Offer Period, the Company shall purchase the principal amount of Notes properly tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

          (c) Within 30 days following any Change of Control, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

          (1) the transaction or transactions that constitute the Change of Control, providing material information, to the extent publicly available, regarding the Person or Persons acquiring control, and stating that the Change of Control Offer is being made pursuant to this Section 3.10 and Section 4.15 and that, to the extent lawful, all Notes properly tendered will be accepted for payment;

          (2) the Purchase Price, the last day of the Change of Control Offer Period, and the Purchase Date;

          (3) that any Note not properly tendered or otherwise not accepted for repurchase will continue to accrue interest and Liquidated Damages, if any;

          (4) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Change of Control Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

          (5) that Holders electing to have any Notes purchased pursuant to the Change of Control Offer will be required to tender the Notes, with the form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice not later than the close of business on the third Business Day preceding the Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for repurchase, and a statement that such Holder is withdrawing his election to have the Notes redeemed in whole or in part; and

          (7) that Holders whose Notes are being repurchased only in part will be issued new Notes equal in principal amount to the portion of the Notes tendered (or transferred by book-entry transfer) that is not to be repurchased, which portion must be equal to US$1,000 in principal amount or an integral multiple thereof.

          (d) On or before 10:00 A.M. New York City time on the Purchase Date, the Company shall to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver (or cause to transfer by book entry) to each relevant Holder a new Note, in a principal amount equal to any unpurchased portion of the Notes surrendered to the Holder thereof; provided that each such new Note shall be in a principal amount of US$l,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Purchase Date.

          (e) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Liquidated Damages shall be payable to Holders pursuant to the Change of Control Offer.

Section 3.11.  Repurchase upon Application of Net Cash Proceeds.
               ------------------------------------------------

          (a) In the event that, pursuant to Section 4.10, the Company shall be required to commence a Net Proceeds Offer, it shall follow the procedures specified in this Section 3.11.

          (b) The notice of a Net Proceeds Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. Each Net Proceeds Offer will be mailed to all Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of US$1,000 in exchange for cash. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law. Upon the expiration of that period, the Company shall promptly (but in any event within three Business Days following such expiration) purchase the Notes and any such other pari passu Indebtedness properly tendered in accordance with this Section 3.11 and Section 4.10. The notice, which shall govern the terms of the Net Proceeds Offer, shall state:

          (1)  that the Net Proceeds Offer is being made pursuant to this
     Section 3.11 and Section 4.10;

          (2) the Net Proceeds Offer Amount, the Purchase Price and the Purchase Date;

          (3) that any Note not properly tendered or otherwise not accepted for repurchase shall continue to accrue interest and Liquidated Damages, if any;

          (4) that, unless the Company defaults in the payment of the amount due on the Purchase Date, all Notes or portions thereof accepted for repurchase pursuant to the Net Proceeds Offer shall cease to accrue interest and Liquidated Damages, if any, after the Purchase Date;

          (5) that Holders electing to have any Notes repurchased pursuant to any Net Proceeds Offer shall be required to tender the Notes, with the1 form entitled Option of Holder to Elect Purchase on the reverse of the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for repurchase and a statement that such Holder is withdrawing his election to have such Notes repurchased in whole or in part; and

          (7) that, to the extent Holders properly tender Notes (along with any other pari passu Indebtedness of the Company properly tendered) in an amount exceeding the Net Proceeds Offer Amount, the tendered Notes will be purchased pro rata based on the aggregate amounts of Notes and other pari passu Indebtedness of the Company properly tendered (and the Trustee shall select the tendered Notes of tendering Holders pro rata based on the amount of Notes and other pari passu Indebtedness of the Company properly tendered).

          (c) On or before 10:00 A.M. New York City time on the Purchase Date, the Company shall to the extent lawful, (i) accept for payment, pro rata in accordance with this Indenture to the extent necessary, the Net Proceeds Offer Amount of Notes or portions thereof properly tendered pursuant to the Net Proceeds Offer (along with any other pari passu Indebtedness of the Company properly tendered), or if less than the Net Proceeds Offer Amount has been tendered, all Notes properly tendered, (ii) deposit with the Paying Agent an amount equal to the Purchase Price, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date in respect of all Notes or portions thereof so tendered and accepted for repurchase and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being repurchased by the Company. The Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail to each Holder of Notes so repurchased the amount due in connection with such Notes, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company in the form of an Officers' Certificate shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion to the Holder thereof; provided that each such new Note shall be in a principal amount of US$1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Net Proceeds Offer on or as soon as practicable after the Purchase Date.

          (d) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, in each case to the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no Liquidated Damages shall be payable to Holders to the Net Proceeds Offer.

                                   ARTICLE IV.

                                    COVENANTS

Section 4.1.   Payment of Principal and Interest.
               ---------------------------------

          (a) The Company shall pay or cause to be paid the principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, the Notes on the dates, in the amounts and in the manner provided herein and in the Notes. Principal, Redemption Price, Purchase Price and interest shall be considered paid on the date due if the Paying Agent, if other than the Company, holds as of 10:00 A.M. New York City time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay the aggregate amount then due. The Company shall pay all Liquidated Damages, if any, on the dates, in the amounts and in the manner set forth in the Registration Rights Agreement.

          (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, Redemption Price and Purchase Price at the applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.2.   Maintenance of Office or Agency.
               -------------------------------

          (a) The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Office of the Trustee.

          (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section
2.3. The Trustee may resign such agency at any time by giving written notice to the Company no later than 30 days prior to the effective date of such resignation.

Section 4.3.   Reports.
               -------

          (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall file with the Commission and furnish to the Holders of the Notes and the Trustee:

          (1) within 180 days after the end of each fiscal year, annual reports on Form 20-F or 40-F, as applicable, or any successor form; and

          (2) (a) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q, or any successor form, or (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 6-K, or any successor form, which, regardless of applicable requirements, shall, at a minimum, contain a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, with respect to any such reports, a reconciliation to U.S. GAAP as permitted by the Commission for foreign private issuers;

          provided, however, that the Company shall not be obligated to file such reports with the Commission if the Commission does not permit such filings. The Company shall at all times comply with TIA Section 314(a).

          (b) In addition, for so long as any Notes remain outstanding or as otherwise required by applicable law, the Company will furnish to the Holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.4.   Compliance Certificate.
               ----------------------

          (a) The Company and each Guarantor shall deliver to the Trustee, within 180 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in Default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default) of which he or she may have knowledge.

          (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, promptly upon any Officer of the Company obtaining knowledge of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and describing its status with reasonable particularity and what action the Company is taking or proposes to take with respect thereto.

Section 4.5.   Taxes.
               -----

          The Company shall pay or discharge, and shall cause each of its Subsidiaries to pay or discharge, prior to delinquency, all material taxes, assessments and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.6.   Stay, Extension and Usury Laws.
               ------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though such law has not been enacted.

Section 4.7.   Limitation on Restricted Payments.
               ---------------------------------

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless, if at the time of such Restricted Payment or immediately after giving effect thereto:

          (i) no Default or an Event of Default shall have occurred and be continuing; and

          (ii) the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.9; and

          (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property) shall not exceed the sum of:

               (v) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company for the period (treating such period as a single accounting period) commencing with the first full fiscal quarter after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (the "Reference Date"); plus

               (w) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company or warrants, options or other rights to acquire Qualified Capital Stock of the Company (but excluding any debt security that is convertible into, or exchangeable for, Qualified Capital Stock) and 100% of the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness that by its terms is subordinated to the Notes) that has been converted into or exchanged for Qualified Capital Stock of the Company or Holdings (other than to the extent of any Qualified Capital Stock issued to any Restricted Subsidiary of the Company); plus

               (x) without duplication of any amounts included in clause
          (iii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution (or the Fair Market Value of an equity contribution made in the form of Capital Stock of Holdings so long as such Capital Stock is used as consideration paid in an Asset Acquisition or to repay Indebtedness) received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date (excluding, in the case of clauses (iii)(w) and (x), any net cash proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth in Section 3.8); plus

               (y) without duplication, the sum of:

                    (1) the aggregate amount of the return to capital with
               respect to any Investment (other than a Permitted Investment) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions or payments;

                    (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Subsidiary of the Company); and

                    (3) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the Fair Market Value of such Subsidiary;

                    provided, however, that the sum of clauses (1), (2) and (3)
               above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

          (b)  The foregoing provisions will not prohibit:

          (1) the payment of any dividend or distribution within 60 days after the date of declaration of such dividend or distribution if the dividend or distribution would have been permitted on the date of declaration;

          (2) the redemption, repurchase, or other acquisition or retirement for value of any shares of Capital Stock of the Company or Holdings, either (i) solely in exchange for shares of Qualified Capital Stock of the Company or Holdings or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or Holdings;

          (3) the defeasance, redemption, repurchase or other acquisition of any Indebtedness that by its terms is subordinated to the Notes either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or
     (ii) through the application of net proceeds of (a) a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or Holdings, or (b) Refinancing Indebtedness or (iii) with the substantially concurrent receipt of a cash capital contribution from a direct or indirect holder of the Company's Capital Stock to defease, redeem, repurchase or otherwise acquire such Indebtedness;

          (4) if no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase, or other acquisition or retirement for value by the Company of Common Stock of the Company or Holdings from current or former officers, directors and employees of the Company or any of its Subsidiaries at any time or from their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Company, in an aggregate amount not to exceed $2.0 million in any calendar year;

          (5) the repurchase of Common Stock deemed to occur upon the exercise of stock options to the extent such Common Stock represents a portion of the exercise price of such stock options;

          (6) payments to NACG Preferred to pay its or Holdings' operating and administrative expenses including, without limitation, directors fees, employee salaries and other compensation, legal, accounting and audit expenses, compliance expenses and similar Canadian compliance expenses and corporate franchise and other taxes, whether similar or dissimilar, in each case arising from NACG Preferred's ownership of the Company, Holdings' ownership of NACG Preferred or the Company's businesses of the type permitted by Section 4.19, in an amount not to exceed $1.0 million per fiscal year;

          (7) payments to NACG Preferred pursuant to any reasonable tax sharing agreement or arrangement but only to the extent that amounts payable from time to time by the Company under any such agreement do not exceed the corresponding tax payments that the Company would have been required to make to any relevant taxing authority had the Company not joined in such consolidated or combined return, but instead had filed returns including only the Company;

          (8) payments in an amount not to exceed, in the aggregate, in any calendar year, the sum of (i) $1.0 million and (ii) any amounts payable by the Company to the Designated Active Sponsors (as defined in the Advisory Services Agreement) in connection with any Future Corporate Transaction or any Future Securities Transaction (in each case, as defined in the Advisory Services Agreement) to pay advisory services and transactions fees owed to the Equity Investors pursuant to the Advisory Services Agreement; and

          (9) Restricted Payments not to exceed $15.0 million in the aggregate.

          In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of Section 4.7(a), amounts expended pursuant to clauses (1), (2)(ii), (4), 8(i) and
     (9) shall be included in such calculation. The amount of any non-cash Restricted Payment shall be the Fair Market Value thereof at the date of the making of such Restricted Payment.

Section 4.8.   Limitation on Dividend and Other Payment Restrictions Affecting
               ---------------------------------------------------------------
               Restricted Subsidiaries.
               -----------------------

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances to the Company or any other Restricted Subsidiary or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except in each case for such encumbrances or restrictions existing under or by reason of:

          (a)  applicable law, rule, regulation or order;

          (b) this Indenture, the Notes and the Guarantees, or any indenture governing debt securities that are permitted to be incurred under this Indenture and are no more restrictive, taken as a whole, with respect to dividend and other payment restrictions affecting Restricted Subsidiaries than those contained in this Indenture, the Notes and the Guarantees;

          (c) customary non-assignment provisions of any contract or of any lease governing a leasehold interest of, or any license held by, any Restricted Subsidiary of the Company;

          (d) any instrument governing Capital Stock of a Person acquired by the Company or by any Restricted Subsidiary of the Company or governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (e) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

          (f)  the Credit Agreement;

          (g) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (h) restrictions imposed by any agreement to sell or dispose of assets or Capital Stock, which sale or disposition is permitted under this Indenture, pending the closing of such sale or disposition;

          (i) customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) or in licenses or leases or in asset or stock sale agreements or agreements similar to any of the foregoing entered into in the ordinary course of business;

          (j) restrictions on net worth or on cash or other deposits imposed by customers under contracts entered into in the ordinary cause of business;

          (k) mortgages, purchase money obligations for property acquired in the ordinary course of business or Capitalized Lease Obligations that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph; and

          (l) an agreement amending, supplementing, modifying, restating, renewing, replacing, substituting, refinancing, increasing, refunding, extending, deferring or restructuring an agreement referred to in clauses (b),
(d), (e) and (g) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreement are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b), (d), (e) and (g).

Section 4.9.   Limitation on Incurrence of Additional Indebtedness.
               ---------------------------------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall occur as a consequence of the incurrence of any such Indebtedness, the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) and any Restricted Subsidiary of the Company that is not or will not, upon such incurrence, become a Guarantor may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

          (b) Section 4.9(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

          (i) Indebtedness under the Notes issued on the Issue Date and the related Guarantees and the Notes issued in exchange for the Notes pursuant to the Registration Rights Agreement and the related Guarantees;

          (ii) Indebtedness incurred pursuant to the (A) term loan facilities of the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $50.0 million, less the amount of any required prepayments thereunder with the Net Cash Proceeds of Asset Sales, and (B) the revolving portion of the Credit Agreement in an amount at any time outstanding not to exceed the greater of (x) $70.0 million and (y) the Borrowing Base;

          (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

          (iv) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on its outstanding Indebtedness to the extent the notional principal amount of such Interest Swap Obligation does not, at the time of the incurrence thereof, exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

          (v)    Indebtedness under Currency Agreements;

          (vi) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien held by a Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture; provided that if as of any date any Person other than the Company or a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness in the amount of the Indebtedness no longer so held;

          (vii) Indebtedness of the Company to a Wholly Owned Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture, in each case subject to no Lien other than a Lien permitted under this Indenture; provided that (A) any Indebtedness of the Company to any Wholly Owned Restricted Subsidiary of the Company that is not a Guarantor is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and (B) if as of any date any Person other than a Wholly Owned Restricted Subsidiary of the Company or the holder of a Lien permitted under this Indenture owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (vii) by the Company in the amount of the Indebtedness no longer so held;

          (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five business days of incurrence;

          (ix) Indebtedness of the Company or any of its Restricted Subsidiaries in respect of bid or performance bonds, completion guarantees, performance guarantees, standby letters of credit, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

          (x) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $20.0 million at any one time outstanding;

          (xi)   Refinancing Indebtedness of Indebtedness incurred under clauses
     (i) and (iii), this clause (xi) and Section 4.9(a);

          (xii) Indebtedness represented by guarantees by the Company or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under this Indenture;

          (xiii) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets; and

          (xiv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount (or the accreted value, if applicable) not to exceed $20.0 million at any one time outstanding.

     For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (i) through (xiv) above or is entitled to be incurred pursuant to Section 4.9(a), the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant and such Indebtedness shall be treated as incurred only once. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this Section 4.9. Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed incurred for purposes of this
Section 4.9 under Section 4.9(b)(ii).

Section 4.10.  Limitation on Asset Sales.
               -------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of;

          (ii) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale is in the form of cash, Cash Equivalents and/or Replacement Assets (as defined below); provided that for purposes of the provision, each of the following will be deemed to be cash:

               (A) the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of a Guarantor) that are expressly assumed by the transferee of any such assets; and

               (B) any securities, notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are converted (by sale or other disposition) by the Company or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of such Asset Sale, to the extent of the cash or Cash Equivalents received in that conversion.

          (b) The Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

          (i) to prepay obligations under the term loan portion of the Credit Agreement arising by reason of such Asset Sale or pay obligations under any revolving credit facility that effect a permanent reduction in the availability under such revolving credit facility or permanently repay other Indebtedness of any non-Guarantor Restricted Subsidiary;

          (ii) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets (including Capital Stock) that will be used or useful in (or Capital Stock in an entity that is or becomes a Restricted Subsidiary and is engaged in) the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses that are the same, similar, ancillary or reasonably related thereto or are reasonable extensions thereof ("Replacement Assets"); and/or

          (iii) a combination of prepayment and investment permitted by the foregoing clauses (i) and (ii).

          (c) Pending the final application of such Net Cash Proceeds, the Company may temporarily reduce borrowings under the Credit Agreement or any other revolving credit facility or otherwise use the Net Cash Proceeds in any manner not prohibited by this Indenture. On the 366/th/ day after an Asset Sale or such earlier date, if any, as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (i), (ii) and (iii) of
Section 4.10(b) (each, a "Net Proceeds Offer Trigger Date"), any portion of the Net Cash Proceeds that have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (i),
(ii) and (iii) of Section 4.10(b) (each a "Net Proceeds Offer Amount") shall be subsequently applied by the Company or such Restricted Subsidiary to make offers to purchase (the "Net Proceeds Offer") on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 45 days following the applicable mailing of the Net Proceeds Offer, from all Holders and all holders of other Indebtedness of the Company ranking pari passu with the Notes and containing similar provisions regarding offers to purchase with the net proceeds of the sale of assets, on a pro rata basis, that amount of Notes and such other pari passu Indebtedness equal to the Net Proceeds Offer Amount. The offer price for the Notes pursuant to such Net Proceeds Offer will be 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase. If at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the amount of cash received (other than such interest) shall constitute Net Cash Proceeds thereof shall be applied in accordance with this covenant.

          (d) The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this covenant).

          (e) In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.1, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

          (f) Each Net Proceeds Offer will be mailed to the Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of US$1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis. A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. If any Net Cash Proceeds remain after the consummation of any Net Proceeds Offer, the Company may use those Net Cash Proceeds for any purpose not otherwise prohibited by this Indenture. Upon completion of each Net Proceeds Offer, the amount of Net Cash Proceeds will be reset at zero.

          (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.10 or Section 3.11, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.10 or
Section 3.11 by virtue thereof.

Section 4.11.  Limitations on Transactions with Affiliates.
               -------------------------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each, an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph
(c) below and (y) Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

          (b) All Affiliate Transactions (and each series of related Affiliate Transactions that are part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $5.0 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions as part of a common plan) that involves an aggregate Fair Market Value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor.

          (c)  The restrictions set forth in paragraphs (a) and (b) of this
Section 4.11 shall not apply to:

          (1) reasonable and customary directors' fees, indemnification and similar arrangements, employees' salaries, bonuses or employment agreements, compensation or employee benefit arrangements and incentive arrangements with any officer, director or employee of the Company or any Restricted Subsidiary entered into in the ordinary course of business and payments under any indemnification arrangements permitted by applicable law, as determined in good faith by the Company's Board of Directors;

          (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries; provided that such transactions are not otherwise prohibited by this Indenture;

          (3) any agreement as in effect as of the Issue Date or any amendment, supplement, modification, restatement, renewal, replacement, refinancing, increase, refunding, extension, substitution or restructuring thereof or thereto or any transaction contemplated by any of the foregoing, so long as any such amendment, supplement, modification, restatement, renewal, replacement, refinancing, increase, refunding, extension, substitution or restructuring is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;

          (4) payments to permit payments for NACG Preferred or Holdings' employees and officers and directors similar to those provided in clause
     (1) above and payments in an amount not to exceed, in the aggregate, in any calendar year the sum of (x) $1.0 million and (y) any amounts payable by the Company to the Designated Active Sponsors (as defined in the Advisory Services Agreement) in connection with any Future Corporate Transaction or any Future Securities Transaction (in each case as defined in the Advisory Services Agreement) to the Equity Investors for advisory services and transaction fees pursuant to the Advisory Services Agreement;

          (5) loans or advances to directors, officers or employees in the ordinary course of business in an amount not to exceed $1.0 million per fiscal year;

          (6) Restricted Payments, Permitted Investments (other than Permitted Investments under clause 5 of the definition thereof) and intercompany Indebtedness permitted by this Indenture;

          (7) any transaction with an Affiliate where the only consideration paid by the Company or any Restricted Subsidiary is Qualified Capital Stock of the Company or Holdings;

          (8) sales of Capital Stock (other than Disqualified Capital Stock) of the Company or Holdings to Affiliates of the Company; and

          (9) payments or other transactions pursuant to any tax sharing agreement approved by the Board of Directors of the Company or the relevant Restricted Subsidiary between the Company (or any Restricted Subsidiary) and any other Person with which the Company (or Restricted Subsidiary) files a consolidated tax return or with which the Company (or Restricted Subsidiary) is part of a consolidated group for tax purposes, but only to the extent that amounts payable from time to time by the Company under any such agreement do not exceed the corresponding tax payments that the Company would have been required to make to any relevant taxing authority had the Company not joined in such consolidated or combined return, but instead had filed returns including only the Company.

Section 4.12.  Limitation on Liens.
               -------------------

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries securing Indebtedness or trade payables (other than Permitted Liens) whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

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

          (1) in the case of Liens securing obligations subordinated in right of payment to the Notes or the Guarantee of a Guarantor, the Notes or the Guarantee of such Guarantor, as the case may be, are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

          (2) in all other cases, the Notes or the Guarantee of such Guarantor, as the case may be, are equally and ratably secured,

     in each case for so long as such obligations are secured by a Lien.

Section 4.13.  Continued Existence.
               -------------------

          Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or other existence and the corporate or other existence of each Guarantor in accordance with the organizational documents (as the same may be amended from time to time) of the Company or such Guarantor, except to the extent that the Board of Directors of the Company determines in good faith that the preservation of such existence is no longer necessary or desirable in the conduct of the business of the Company or such Guarantor, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 4.14.  Insurance Matters.
               -----------------

          The Company shall provide or cause to be provided for itself and each of its Subsidiaries insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the reasonable, good faith judgment of the Board of Directors of the Company, are appropriate for the conduct of the business of the Company and its Subsidiaries.

Section 4.15.  Offer to Repurchase upon Change of Control.
               ------------------------------------------

          (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company purchase all or a portion of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the Purchase Date.

          (b) The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section
4.15 or Section 3.9, the Company shall comply with the applicable securities

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

laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 or Section 3.9 by virtue thereof.

Section 4.16.  Additional Subsidiary Guarantees.
               --------------------------------

          If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property with a book value in excess of $500,000 to any Restricted Subsidiary that is not a Guarantor, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Restricted Subsidiary that becomes a guarantor under the Credit Agreement, then such transferee or acquired or other Restricted Subsidiary shall:

          (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and this Indenture on the terms set forth in this Indenture; and

          (2) deliver to the Trustee an opinion of counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary exceptions. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.

Section 4.17.  Payments for Consent.
               --------------------

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18.  Limitation on Preferred Stock of Restricted Subsidiaries.
               --------------------------------------------------------

          The Company will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Company or to a Wholly Owned Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company that is not a Guarantor.

Section 4.19.  Conduct of Business.
               -------------------

          The Company and its Restricted Subsidiaries will not engage in any businesses that are not the same, similar, ancillary or reasonably related, to (or reasonable extensions thereof, as determined in good faith by the Board of Directors of the Company) businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

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

Section 4.20.  Limitations on Sale and Leaseback Transactions
               ----------------------------------------------

          (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

          (1) the Company or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to Section 4.9 and (b) incurred a Lien to secure such Indebtedness without equally and ratably securing the Notes pursuant to Section 4.12;

          (2) the consideration received in connection with such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

          (3) the transfer of assets in such Sale and Leaseback Transaction is permitted by, and the Company or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, Section 4.10.

Section 4.21.  Limitation on Designation of Unrestricted Subsidiaries
               ------------------------------------------------------

          (a) The Company may designate any Subsidiary of the Company as an "Unrestricted Subsidiary" under this Indenture (a "Designation") only if:

          (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

          (2) the Company would be permitted to make, at the time of such Designation, an Investment pursuant to Section 4.7(a) in an amount (the "Designation Amount") equal to the Fair Market Value of the Company's proportionate interest in such Subsidiary on such date.

          (b) No Subsidiary shall be designated as an "Unrestricted Subsidiary" unless such Subsidiary:

          (1)  has no Indebtedness other than Non-Recourse Debt;

          (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Company or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates; and

          (3) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Capital Stock or (b) to maintain or preserve the Person's financial condition or to cause the Person to achieve any specified levels of operating results.

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

          (c) If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date and, if the Indebtedness is not permitted to be incurred under Section 4.9 or the Lien is not permitted under Section 4.12, the Company shall be in default of the applicable covenant.

          (d) The Company may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a "Redesignation") only if:

          (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

          (2) all Liens or Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, be permitted to be incurred or made under this Indenture.

          (e) All Designations and Redesignations must be evidenced by a Board Resolution certifying compliance with the foregoing provisions.

Section 4.22.  Limitation on Layering
               ----------------------

     The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Guarantee of such Guarantor, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

                                   ARTICLE V.

                                   SUCCESSORS

Section 5.1.   Merger, Consolidation and Sale of Assets.
               ----------------------------------------

          (a) The Company will not, in a single transaction or series of related transactions, amalgamate, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Restricted Subsidiaries) to any Person unless:

          (1)  either:

               (a) the Company shall be the surviving or continuing corporation; or

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

               (b) the Person (if other than the Company) formed by such amalgamation or consolidation or into which the Company is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

                    (x) shall be a corporation organized and validly existing under the laws of Canada or any province or territory thereof, the United States or any State thereof or the District of Columbia; and

                    (y) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed including, without limitation, the Company's obligation to pay any Additional Amounts;

          (2) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall (a) have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction (after excluding the effect of reasonable expenses incurred in connection with such transaction) and (b) be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.9;

          (3) immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4) the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such amalgamation, consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

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

          (b) Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction complying with the provisions of Section 4.10) will not, and the Company will not cause or permit any Guarantor to, amalgamate or consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          (1) the entity formed by or surviving any such amalgamation, consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation organized and existing under the laws of Canada, any province or territory thereof, the United States or any State thereof or the District of Columbia;

          (2) such entity assumes by supplemental indenture all of the obligations of the Guarantor on the Guarantee;

          (3) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of Section 5.1(a)(2).

          Any amalgamation, merger or consolidation of a Guarantor with and into the Company (with, in the case of a merger or consolidation, the Company being the surviving entity) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Company need only comply with Section 5.1(a)(4).

Section 5.2.   Successor Corporation Substituted.
               ---------------------------------

          Upon any amalgamation, consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.1 in which the Company is not the continuing corporation, the successor Person formed by such amalgamation or consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such Surviving Entity had been named as such.

                                   ARTICLE VI.

                              DEFAULTS AND REMEDIES

Section 6.1.   Events of Default.
               -----------------

          Each of the following constitutes an "Event of Default":

          (a) the failure to pay interest, or Liquidated Damages, on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

          (b) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (c)  the failure to make a Change of Control Offer as described in
Section 4.15, failure to make a Net Proceeds Offer as described in Section 4.10 or a default in the observance or performance of the covenants described in Sections 4.7, 4.9 or 5.1, which failure or default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except with respect to the Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (d) the failure to comply with any other covenant or agreement contained in this Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

          (e) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time;

          (f) one or more judgments in an aggregate amount in excess of $10.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged in writing) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (g)  the Company or any Significant Subsidiary of the Company:

          (i) commences a voluntary case under any Bankruptcy Law seeking (A) to adjudicate itself bankrupt or insolvent or (B) the liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Bankruptcy Law;

          (ii) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Law;

          (iii) consents to the appointment of a custodian, receiver, trustee or similar official of it or for all or substantially all of its property;

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

          (iv)  makes a general assignment for the benefit of its creditors;

          (v) admits in writing its inability to pay its debts as they become due; or

          (vi) takes any corporate action to authorize any of the foregoing actions;

          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief in an involuntary case against the Company or any Significant Subsidiary of the Company;

          (ii) appoints a custodian, receiver, trustee or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property of any of the foregoing; or

          (iii) orders the liquidation of the Company or any of its Significant Subsidiaries;

and the order or decree remains undismissed or unstayed and in effect for 60 consecutive days; or

          (i) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of termination of this Indenture or release of a Guarantor from its Guarantee in accordance with the terms of this Indenture).

Section 6.2.   Acceleration.
               ------------
          If an Event of Default (other than an Event of Default specified in clauses (g) or (h) of Section 6.1 above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

          If an Event of Default specified in clauses (g) or (h) of Section 6.1 with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time an acceleration with respect to the Notes, the Holders of a majority in principal amount of the Notes may rescind and cancel such acceleration and its consequences:

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

          (1) if the rescission would not conflict with any judgment or decree; and

          (2) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

          No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 6.3.   Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Liquidated Damages, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4.   Waiver of Past Defaults.
               -----------------------

          The Holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.   Control by Majority.
               -------------------

          Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability and shall be entitled to the benefit of Sections 7.1(c)(iii) and 7.1(e).

Section 6.6.   Limitation on Suits.
               -------------------

          A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

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

          (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

          (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (c) such Holder or Holders of Notes offer and, if requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

          (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

          (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.   Rights of Holders of Notes to Receive Payment.
               ---------------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, interest or Liquidated Damages, if any, on the Note, on or after the respective due dates thereon (including in connection with an offer to repurchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the written consent of such Holder.

Section 6.8.   Collection Suit by Trustee.
               --------------------------

          If an Event of Default specified in Section 6.l(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Liquidated Damages, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.   Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents (including accountants, experts or such other processionals as the Trustee deems necessary, advisable or appropriate) and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.  Priorities.
               -----------

          If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          First: to the Trustee, its agents and attorneys for amounts due under
     Section 7.7, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, Purchase Price, Redemption Price and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Purchase Price, Redemption Price and Liquidated Damages, if any, and interest, respectively; and

          Third: to the Company, the Guarantors, if any, or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                  ARTICLE VII.

                                     TRUSTEE

Section 7.1.   Duties of Trustee.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of

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

care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth or the statements and the correctness of the opinions expressed therein, upon and statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture but not confirm or investigate the accuracy of mathematical calculations or other facts stated therein or otherwise verify the contents thereof.

          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holder, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5, unless such Holder shall have offered to the Trustee indemnity reasonably satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

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

Section 7.2.   Rights of Trustee.
               -----------------

          (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrain from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided herein, any demand, request, direction or notice from the Company shall be sufficiently evidenced by a written order signed by two Officers of the Company.

          (f) The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 (other than under Section 6.1(a) (subject to the following sentence) or Section 6.1(b)) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 12.2 from the Company or any Holder of the Notes. The Trustee shall not be charged with knowledge of the Company's obligation to pay Liquidated Damages, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Company or any Holder.

Section 7.3.   Individual Rights of Trustee.
               ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Company) to the Commission for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee shall also be subject to Sections 7.10 and 7.11.

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

Section 7.4.   Trustee's Disclaimer.
               --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any offering memorandum or registration statement relating to the Notes other than its certificate of authentication.

Section 7.5.   Notice of Defaults.
               ------------------

          If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default in payment on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.6.   Reports by Trustee to Holders of the Notes.
               ------------------------------------------

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.   Compensation, Reimbursement and Indemnity.
               -----------------------------------------

          The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by or on behalf of it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6), including the costs and

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

expenses of enforcing this Indenture or any Guarantee against the Company or a Guarantor (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Company, any Guarantor, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend any claim or threatened claim asserted against the Trustee, and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

          The obligations of the Company under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

          To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, Redemption Price or Purchase Price of or Liquidated Damages, if any, or interest on, particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(g) or (h) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.   Replacement of Trustee.
               ----------------------

          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.8.

          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (a)  the Trustee fails to comply with Section 7.10;

          (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (c) a custodian, receiver or public officer takes charge of the Trustee or its property; or

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

          (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the date on which the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          If a successor Trustee does not take office within 30 days after the retiring trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee, after written request by any Holder of a Note who has been a bona fide holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7. Notwithstanding replacement of the Trustee pursuant to this
Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

Section 7.9.   Successor Trustee by Merger, Etc.
               --------------------------------

          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               -----------------------------

          There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

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

Section 7.11.  Preferential Collection of Claims Against Company.
               -------------------------------------------------

          The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.1.   Option to Effect Legal Defeasance or Covenant Defeasance.
               --------------------------------------------------------

          The Company may, at its option evidenced by a resolution of its Board of Directors set forth in an Officers' Certificate, at any time, elect to have its obligations and the obligations of any Guarantors discharged with respect to the then outstanding Notes in accordance with either Section 8.2 or 8.3 as provided in this Article VIII.

Section 8.2.   Legal Defeasance and Discharge.
               ------------------------------

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.2, the Company and any Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.4, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors, if any, shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and any Guarantees thereon, which shall thereafter be deemed to be "outstanding" only for the purposes of
Section 8.5 and the other Sections of this Indenture referred to in clauses (a) through (d) below, and to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

          (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due;

          (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments;

          (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith; and

          (d)  the Legal Defeasance provisions of this Article VIII.

          Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3.

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

Section 8.3.   Covenant Defeasance.
               -------------------

          Upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.4, be released from its obligations under the covenants contained in Sections 3.10, 3.11, 4.3, 4.4, 4.5. 4.7 through 4.12 and
4.14 through 4.22, inclusive and Section 5.1 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.1 of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4, Sections 6.1(c) through 6.1(i) shall not constitute Events of Default.

Section 8.4.   Conditions to Legal or Covenant Defeasance.
               ------------------------------------------

          The following are the conditions precedent to the application of either Section 8.2 or 8.3 to the outstanding Notes as specified:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be;

          (2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

               (a) the Company has received from, or there has been published by, the Internal Revenue Service or the Canada Customs and Revenue Agency, as the case may be, a ruling; or

               (b) since the date of this Indenture, there has been a change in the applicable federal income tax law,

          in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes or become subject to Canadian non-resident withholding tax as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes or become subject to Canadian non-resident withholding tax as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

          (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture (other than a Default or an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (7) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; and

          (8) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit, after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

          Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) will become due and payable on the maturity date within one year, or are to be called for redemption within one

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

year, under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

Section 8.5.   Deposited Money and U.S. Government Securities to Be Held in
               ------------------------------------------------------------
               Trust; Other Miscellaneous Provisions.
               -------------------------------------

          Subject to Section 8.6, all money and U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5 only) pursuant to Section
8.4 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, Redemption Price of, and Liquidated Damages, if any, or interest on, the Notes, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Securities deposited pursuant to Section 8.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or U.S. Government Securities held by it as provided in
Section 8.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.   Repayment to Company.
               --------------------

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal, Redemption Price or Purchase Price of, or Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Company, if required by applicable law cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.7.   Reinstatement.
               -------------

          If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Securities in accordance with Section 8.2 or 8.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Company under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3, as the case may be; provided, however, that, if the Company makes any payment with respect to any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX.

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.1.   Without Consent of Holders of Notes.
               -----------------------------------

          Notwithstanding Section 9.2 of this Indenture, the Company, the Guarantors, if any, and the Trustee may amend or supplement this Indenture, the Notes or any Security Document without the consent of any Holder of a Note:

          (a) to cure any ambiguity, omission, defect or inconsistency so long as such changes do not, in the opinion of the Trustee, adversely affect the rights of any of the Holders in any material respect.

          (b) to provide for the assumption of the Company's or Guarantor's obligations to the Holders of the Notes pursuant to Article V;

          (c) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights hereunder of any Holder of the Notes in any material respect;

          (e)  to provide for additional Guarantors as set forth in Article X;
or

          (f)  evidence or provide for a successor Trustee under Section 7.8.

          Upon the written request of the Company, accompanied by a Board Resolution (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.6, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.   With Consent of Holders of Notes.
               --------------------------------

          Except as provided below in this Section 9.2, the Company, the Trustee and the Guarantors, if any, may amend or supplement this Indenture or the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7, any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes).

          Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

          (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change the time for payment of interest, including defaulted interest, if any, on any Notes;

          (3) reduce the principal of or change the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

          (4) make any Notes payable in money other than that stated in the Notes;

          (5) make any change in provisions of this Indenture relating to the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto; or

          (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner that adversely affects the Holders of the Notes; or

          (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture.

          Upon the written request of the Company accompanied by a resolution of the Board (evidenced by an Officers' Certificate) authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.6, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

          It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.

Section 9.3.   Compliance with Trust Indenture Act.
               -----------------------------------

          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.   Revocation and Effect of Consents.
               ---------------------------------

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and therefor binds every Holder.

Section 9.5.   Notation on or Exchange of Notes.
               --------------------------------

          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

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Section 9.6.   Trustee to Sign Amendment, Etc.
               ------------------------------

          The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board approves such amended or supplemental indenture. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 12.4 and 12.5, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE X.

                                   GUARANTEE

Section 10.1.  Unconditional Guarantee.
               -----------------------

          Each Guarantor by executing a counterpart of this Indenture or a supplemental indenture as provided in Section 4.16 hereby unconditionally guarantees (each, a "Guarantee"), on an unsecured senior basis and jointly and severally, to each Holder of a Note authenticated and delivered by the Trustee, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration, upon redemption, purchase pursuant to Article III or otherwise, and interest on the overdue principal, if any, and interest on any overdue installment of interest, to the extent lawful, on the Notes and all other obligations of the Company to the Holders hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at maturity, by acceleration, upon redemption, purchase pursuant to Article III or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 10.3. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, the recovery of any judgment against the Company, and action to enforce the same or any other circumstance (other than performance) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in

Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 10.2.  Severability.
               ------------

          In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.3.  Limitation of Guarantor's Liability.
               -----------------------------------

          Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.5, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

Section 10.4.  Release of Guarantor.
               --------------------

          (a) Any Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any Holder of the Notes, upon:

          (1) such Guarantor ceasing to be a guarantor under the Credit Agreement, if such Guarantor became a Guarantor by reason of Section 4.16 because it became a guarantor under the Credit Agreement;

          (2) (A) the amalgamation or consolidation of such Guarantor with the Company or any Guarantor that is a Wholly Owned Restricted Subsidiary of the Company; (B) the merger of such Guarantor with or into the Company or any Guarantor that is a Wholly Owned Restricted Subsidiary of the Company;
     (C) the sale or all or substantially all of the assets of such Guarantor to the Company or any Guarantor that is a Wholly Owned Restricted Subsidiary of the Company; or (D) the dissolution of such Guarantor;

          (3) the Designation of such Guarantor as an Unrestricted Subsidiary pursuant to Section 4.21; or

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

          (4) (A) the sale or other disposition (by merger or otherwise) of all or substantially all of the assets of such Guarantor to any Person that is not a Restricted Subsidiary of the Company, or (B) the sale or other disposition (by merger or otherwise) to any Person that is not a Restricted Subsidiary of the Company of such of the Capital Stock of such Guarantor owned directly or indirectly by the Company so that the Company no longer owns, directly or indirectly, greater than 50% of the Common Stock of such Guarantor; provided that such sale or disposition of such Capital Stock or assets is otherwise in compliance with the terms of this Indenture.

          (b) The Trustee shall, if the Company requests, deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 10.4.

          (c) All Guarantees shall be of no further force and effect upon the occurrence of a Legal Defeasance or a Covenant Defeasance pursuant to Section
8.2 or 8.3, subject to reinstatement pursuant to Section 8.7 under the circumstances described therein.

Section 10.5.  Contribution.
               ------------

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under the Guarantee, such Funding Guarantor shall be entitled at the election of the Company to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets (as defined below) of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to the Guarantee. "Adjusted Net Assets" of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 10.6.  Waiver of Subrogation.
               ---------------------

          Until all Obligations under the Notes and this Indenture are paid in full, each Guarantor, hereby irrevocably waives any claims or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
10.6 is knowingly made in contemplation of such benefits.

Section 10.7.  Execution of Guarantee.
               ----------------------

          To evidence its guarantee to the Holders set forth in this Article X, each Guarantor executing this Indenture or subsequently required to execute and deliver a Guarantee pursuant to Section 4.16 hereby agrees to execute the Guarantee in substantially the form attached hereto as Exhibit C, which shall be endorsed on each Note ordered to be authenticated and delivered by the Trustee. Each Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by two Officers, or an Officer and an Assistant Secretary or one Officer shall sign and one Officer or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to such Guarantee prior to the authentication of the Note on which it is endorsed, and the delivery of such Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signatures upon the Guarantee may be by manual or facsimile signature of such officers and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Note on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Company, such Note nevertheless may be authenticated and delivered or disposed of as though the Person who signed the Guarantee had not ceased to be such officer of the Guarantor.

Section 10.8.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          Each Guarantor hereby covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE XI.

                           SATISFACTION AND DISCHARGE

Section 11.1.  Satisfaction and Discharge.
               --------------------------

          This Indenture will be discharged and will cease to be of further effect (except as set forth below) as to all outstanding Notes and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

          (1)  either:

               (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

               (b) all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable by reason of the mailing of a notice of redemption or otherwise or (2) will become due and payable within one year, or are to be called for redemption within one year, under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) the Company has paid all other sums payable under this Indenture by the Company; and

          (3)  the Company has delivered to the Trustee an Officers'
     Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the Company's obligations in Sections 2.3, 2.4, 2.6, 2.7, 2.11, 7.7, 7.8, 12.2 and
12.3, and the Trustee's and Paying Agent's obligations in Section 11.2 shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Section 7.7 shall survive.

Section 11.2.  Application of Trust.
               --------------------

          All money deposited with the Trustee pursuant to Section 11.1 shall be held in trust and, at the written direction of the Company, be invested prior to maturity in U.S. Government Securities, and applied by the Trustee in accordance with the provisions of the

Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE XII.

                                  MISCELLANEOUS

Section 12.1.  Trust Indenture Act Controls.
               ----------------------------

          If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 12.2.  Notices.
               -------

          Any notice or communication by the Company or the Trustee to others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company:

               North American Energy Partners Inc.
               Acheson Industrial Park #2
               53016 - Highway 60
               Spruce Grove, Alberta T7X 3G7
               Facsimile: (780) 960-7103
               Attention: Vincent Gallant

          With copies to:

               The Sterling Group, L.P.
               Eight Greenway Plaza, Suite 702
               Houston, Texas 77046
               Facsimile:  (713) 877-1824
               Attention:  John Hawkins

          And:
               Bracewell & Patterson, LLP
               711 Louisiana Street, Suite 2900
               Houston, Texas 77002
               Facsimile:  713-221-2166

               Attention:  Gary W. Orloff

          If to the Trustee:

               Wells Fargo Bank, N.A.
               505 Main Street
               Fort Worth, Texas 76102
               Attention: Melissa Scott
               Fax: (817) 885-8650

          The Company or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed, or in the case of any offer to purchase Notes under
Section 3.9, 3.10 or 3.11 upon the date the communication is postmarked; when answered back, if telexed, but on the next Business Day if received after normal business hours; when receipt acknowledged, if telecopied, but on the next Business Day if received after normal business hours; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery, except that notices to the Trustee shall be effective only upon receipt.

          Any notice or communication to a Holder shall be mailed by first class mail, postage prepaid, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the address receives it.

          If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

          Notwithstanding the location of offices for delivery of notices, the corporate trust office of the Trustee is located at c/o Wells Fargo Bank, N.A., MAC T5415-030, 45 Broadway, 12/th/ Floor, New York, New York 10006.

Section 12.3.  Communication by Holders of Notes with Other Holders of Notes.
               -------------------------------------------------------------

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

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

Section 12.4.  Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

          Upon any request or application by the Company and/or any Guarantor to the Trustee to take any action under this Indenture, the Company and/or any Guarantor shall furnish to the Trustee:

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) if requested by the Trustee, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.5.  Statements Required in Certificate or Opinion.
               ---------------------------------------------

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 12.6.  Rules by Trustee and Agents.
               ---------------------------

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.7.  No Personal Liability of Directors, Officers, Employees and
               -----------------------------------------------------------
               Stockholders.
               ------------

          No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of the Company, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder or Affiliate of any of the Guarantors, if any, as such, shall have any liability for any obligations of the Guarantors under the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

Section 12.8.  Judgment Currency.
               -----------------

          (a) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due under this Indenture or the Notes in any currency (the "Original Currency") into another currency (the "Other Currency"), the parties agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Trustee could purchase the Original Currency with the Other Currency on the Business Day preceding the day on which final judgment is given or, if permitted by applicable law, on the day on which the judgment is paid or satisfied.

          (b) The obligations of the Company and the Guarantors in respect of any sum due in the Original Currency under this Indenture or the Notes shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Trustee of any sum adjudged to be so due in the Other Currency, the Trustee may, in accordance with normal banking procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due in the Original Currency, the Company and the Guarantors agree, as a separate obligation and notwithstanding the judgment, to indemnify the Trustee and each Holder against any loss.

Section 12.9.  Payment of Additional Amounts.
               -----------------------------

          (a) All payments made by the Company or any Guarantor under or with respect to the Notes or the Guarantees will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, interest, assessment or other governmental charge imposed or levied by or on behalf of the Government of Canada or any province or territory thereof or by any authority or agency therein or thereof having power to tax ("Taxes"), unless the Company or such Guarantor is required to withhold or deduct Taxes under Canadian law or by the interpretation or administration thereof. If the Company or any Guarantor is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with the respect to the Notes or the Guarantees, the Company or the Guarantor, as the case may be, shall pay as Liquidated Damages to each Holder of Notes that are outstanding on the date of the required payments, such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by such Holder (including the Additional Amounts) after such withholding or deduction will not be less than the amounts such Holder would have received if such Taxes had not been withheld or deducted; provided that no Additional Amounts will be payable with respect to a payment made in respect of a beneficial owner of a Note (an "Excluded Holder"):

          (i) with which the Company or any Guarantor does not deal at arm's length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

          (ii) that is subject to such Taxes by reason of its being connected with Canada or any province or territory thereof otherwise than by the mere holding of the Notes or the receipt of payments thereunder;

          (iii) that, despite being required by law, failed to comply with a timely request of the Company or the Holder to provide information concerning such beneficial owner's nationality, residence, entitlement to treaty benefits, identity or connection with Canada or any political subdivision or authority thereof, if and to the extent that due and timely compliance with such request would have reduced or eliminated any Taxes as to which Additional Amounts would have otherwise been payable in respect of such beneficial owner but for this clause; or

          (iv)  any combination of the above clauses in this Section 12.9(a).

          (b)   The Company or any Guarantor will also:

          (i)   make such withholding or deduction; and

          (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

          (c) The Company will furnish, within 30 days after the date the payment of any Taxes is due pursuant to applicable law, to the Holders of Notes that are outstanding on the date of the required payment, copies of tax receipts, if any, evidencing that such payment has been made by the Company or any Guarantor, as the case may be.

          (d) The Company or the Guarantor, as the case may be, will indemnify and hold harmless each Holder of Notes that are outstanding on the date of the required payment (other than an Excluded Holder) and upon written request reimburse each such Holder for the amount of:

          (i) any Taxes so levied or imposed and paid by such Holder as a result of payments made under or with respect to the Notes or the Guarantee;

          (ii) any liability (including, without limitation, penalties, interest and expense) arising therefrom or with respect thereto; and

          (iii) any Taxes imposed with respect to any reimbursement under clause
     (a) or (b) above but excluding any such Taxes on such Holders' net income.

          (e) At least 30 days prior to each date on which any payment under or with respect to the Notes or the Guarantees is due and payable, if the Company or any Guarantor becomes obligated to pay Additional Amounts with respect to such payment, the Company or such Guarantor, as applicable, will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable, and the amount so payable and will set forth such other information as is necessary to enable the Trustee to pay such Additional Amounts to the Holders of the Notes on the payment date.

          (f)   Whenever in the Indenture there is mentioned, in any context:

          (i)   the payment of principal (and premium, if any);

          (ii)  purchase prices in connection with a repurchase of Notes;

          (iii) interest and Liquidated Damages, if any; or

          (iv) any other amount payable on or with respect to any of the Notes or the Guarantees, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this section to the extent, that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Section 12.10. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.
               ---------------------------------------------------------------

          THE VALIDITY AND INTERPRETATION OF THIS INDENTURE, THE GUARANTEES AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HERETO AGREES TO SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE GUARANTEES, IF ANY, AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS IN RESPECT OF SUCH SUIT OR ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES AND THE GUARANTEES. EACH OF THE TRUSTEE, THE COMPANY AND ANY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company or any Guarantor in any other jurisdiction.

Section 12.11. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.12. Successors.
               ----------

          All agreements of the Company and any Guarantor in this Indenture and the Notes and Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.13. Severability.
               ------------

          In case any provision in this Indenture or in the Notes or any Guarantees shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.14. Counterpart Originals.
               ---------------------

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

Section 12.15. Table of Contents, Headings, Etc.
               --------------------------------

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.16. Qualification of Indenture.
               --------------------------

          The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                         [Signatures on following page]

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.

                                        NORTH AMERICAN ENERGY PARTNERS INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN CONSTRUCTION GROUP INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN CAISSON LTD.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN CONSTRUCTION LTD.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN ENGINEERING INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.


                                        NORTH AMERICAN ENTERPRISES LTD.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN INDUSTRIES INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN MAINTENANCE LTD.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN MINING INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN PIPELINE INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.


                                        NORTH AMERICAN ROAD INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN SERVICES INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN SITE DEVELOPMENT LTD.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        NORTH AMERICAN SITE SERVICES INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President


                                        GRIFFITHS PILE DRIVING INC.


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.


                                        NACG FINANCE, LLC


                                        By: /s/ John D. Hawkins
                                            ------------------------------------
                                            Name:  John D. Hawkins
                                            Title: Vice President

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the day and year first above written.


                                        WELLS FARGO BANK, N.A.
                                        as Trustee


                                        By:  /s/ Melissa Scott
                                             -----------------------------------
                                             Name:  Melissa Scott
                                             Title: Vice President

                                                                       EXHIBIT A
                                                                       ---------

                              FORM OF SERIES A NOTE

                                 (Face of Note)

                       NORTH AMERICAN ENERGY PARTNERS INC.

                           8 3/4% SENIOR NOTE DUE 2011

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/1/

THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER OF THIS NOTE OR ANY INTEREST THEREIN (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT OR (C) IT IS AN ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES

----------
/1/  To be included only if the Note is issued in global form.

ACT) (AN "ACCREDITED INVESTOR"), (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO NORTH AMERICAN ENERGY PARTNERS INC. OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS
NOTE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO NORTH AMERICAN ENERGY PARTNERS INC. IF NORTH AMERICAN ENERGY PARTNERS INC. SO REQUESTS) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS NOTE, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND NORTH AMERICAN ENERGY PARTNERS INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

The following legend is prescribed by applicable Canadian securities legislation and applies to trades in this Note involving persons in Canada:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE EARLIER OF (1) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE DATE THE ISSUER FIRST BECAME A REPORTING ISSUER IN ANY OF ALBERTA, BRITISH COLUMBIA, MANITOBA, NOVA SCOTIA, ONTARIO, QUEBEC AND SASKATCHEWAN, IF THE ISSUER IS A SEDAR FILER; AND (2) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE LATER OF (A) THE DISTRIBUTION DATE, AND (B) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN THE LOCAL JURISDICTION OF THE PURCHASER OF THE SECURITIES THAT ARE THE SUBJECT OF THE TRADE.

                       NORTH AMERICAN ENERGY PARTNERS INC.

                           8 3/4% SENIOR NOTE DUE 2011

                                                                CUSIP No. [____]
No. 001                                                US$______________________

Interest Payment Dates: June 1 and December 1, commencing June 1, 2004 Record Dates: May 15 and November 15.

          NORTH AMERICAN ENERGY PARTNERS INC., a Canadian federal corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of US$_______________ on December 1, 2011.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:


                                        NORTH AMERICAN ENERGY PARTNERS INC.


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:


This is one of the Notes referred
to in the within-mentioned
Indenture:

WELLS FARGO BANK, N.A.,
as Trustee


By:
     -----------------------------
     Authorized Signatory

                                 (Back of Note)

                          8 3/4% Senior Notes due 2011

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 8 3/4% per annum from the date of original issuance until maturity and shall pay Liquidated Damages, if any, pursuant to the registration rights agreement referred below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on June 1 and December 1 of each year, commencing June 1, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price at the rate stated above; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods), hereon at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), (i) the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period commencing on the first day of such period and the denominator of which is the actual number of days elapsed in such period, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation in respect of this Note and (iii) the rates of interest stipulated in respect of this Note are intended to be nominal rates and not effective rates or yields.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest as provided below) and Liquidated Damages, if any, to the Persons who are Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent at least five days before the relevant payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company initially issued US$200.0 million in aggregate principal amount of the Notes under an Indenture dated as of November 26, 2003 (the "Indenture") by and among the Company, the Guarantors party thereto from time to time and the Trustee. The Company may issue Additional Notes under the Indenture from time to time, subject to limitations set forth in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, such provisions of the Indenture shall govern and be controlling. The Notes are general obligations of the Company.

          5. Optional Redemption. Beginning on December 1, 2007, the Company may redeem the Notes at its option, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 1 of the year set forth below:

Year                                      Percentage
----                                      ----------
2007....................................     104.375%
2008....................................     102.188%
2009 and thereafter.....................     100.000%

          In addition, the Company must pay accrued and unpaid interest on the Notes redeemed as described in the Indenture.

          6. Special Redemption. At any time, or from time to time, on or prior to December 1, 2006, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 108.750% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption and the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

          7. Mandatory Redemption. Except as set forth in Paragraph 10 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption or repurchase payments with respect to the Notes.

          8. Redemption for Taxation Reasons. The Company may at any time redeem in whole but not in part the outstanding Notes at a redemption price of 100% of the principal amount thereof plus accrued interest to the date of redemption if the Company has become or would become obligated to pay any Additional Amounts (as defined in Section 12.9 of the Indenture) in respect of the Notes or the Guarantees as a result of: (a) any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or (b) any change in or amendment to any published administrative position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the Issue Date.

          9. Selection and Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or (b) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

          10. Repurchase at Option of Holder.

          (a) Change of Control Offer. Upon the occurrence of a Change of Control (unless the Company has exercised its right to redeem the Notes as described in paragraph 5 or paragraph 8 above and in the Indenture), the Company shall be required to make an offer to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture.

          (b) Net Proceeds Offer. If the Company consummates any Asset Sale, the Company may be required to utilize a portion of the net proceeds received from such Asset Sale to offer to repurchase Notes from the Holders at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the provisions of the Indenture.

          11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          12. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes, and neither the Company, the Trustee nor any Agent shall be affected by any notice to the contrary.

          13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's obligations to Holders of the Notes pursuant to
Article V of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not, in the opinion of the Trustee, adversely affect the legal rights under the Indenture of any such Holder in any material respect, to comply with the Trust Indenture Act or to evidence or provide for a successor Trustee or additional Guarantors.

          14. Defaults and Remedies. Events of Default include: (i) the failure to pay interest, or Liquidated Damages, on any Notes when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) the failure to make a Change of Control Offer as described in Section 4.15 of the Indenture, failure to make a Net Proceeds Offer as described in Section 4.10 of the Indenture or a default in the observance or performance of the covenants described in Sections 4.7, 4.9 or 5.1, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to comply with any other covenant or agreement contained in the Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; (v) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time; (vi) one or more judgments in an aggregate amount in excess of $10.0 million

(net of any amounts that a reputable and creditworthy insurance company has acknowledged in writing) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vii) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries as described in the Indenture; or (viii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of termination of the Indenture or release of a Guarantor from its Guarantee in accordance with the terms of the Indenture). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to provisions of the Indenture relating to the duties of the Trustee, the Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power conferred on it. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines in good faith that withholding notice is in their interest.

          15. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

          16. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

          17. Authentication. This Note shall not be valid until authenticated by the signature of the Trustee or an authenticating agent.

          18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Liquidated Damages, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company and the Guarantors will be discharged from the Indenture, except for certain Sections thereof, or from their obligations to comply with certain Sections thereof.

          20. Governing Law. The validity and interpretation of the Indenture, the Guarantees and this Note will be governed by and construed in accordance with the laws of the state of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each party hereto agrees to submit to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture, the Guarantees, if any, and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts in respect of such suit or action or proceeding arising out of or relating to the Indenture, the Notes and the Guarantees. Each of the Trustee, the Company and any Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

          22. Registration Rights. Pursuant to a registration rights agreement, dated as of November 26, 2003, among the Company, the Guarantors and the Initial Purchasers, the Company will be obligated upon the occurrence of certain events to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for a Note which has been registered under the Securities Act, in like principal amount and having terms identical in all material respects as this Note. The Holders shall be entitled to receive certain Liquidated Damages in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of such registration rights agreement.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

               North American Energy Partners Inc.
               Acheson Industrial Park #2
               53016 - Highway 60
               Spruce Grove, Alberta T7X 3G7
               Facsimile: (780) 960-7103
               Attention: Vincent Gallant

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

     Date: _____________________

                                        Your Signature:_________________________
                                                       (Sign exactly as your
                                                       name appears on the face
                                                       of this Note)

     Signature Guarantee:_______________________________________________________
                         (Participant in recognized signature guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or Section 4.15 ("Change of Control Offer") of the Indenture, check the applicable boxes

          [_] Net Proceeds Offer:         [_] Change of Control Offer:

              in whole  [_]                   in whole  [_]

              in part   [_]                   in part   [_]

              Amount to be                    Amount to be
              purchased: US$___________       purchased: US$______________


Dated: __________________          Signature:___________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)

Signature Guarantee: ___________________________________________________________
                     (Participant in recognized signature guarantee medallion program)

Social Security Number or
Taxpayer Identification Number: ________________________________________________

                         SCHEDULE OF EXCHANGES OF NOTES

          The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

                                                    Principal
                     Amount of      Amount of       amount of
                    decrease in    increase in     this Global      Signature
                     principal      principal     Note following  of authorized
                  amount of this  amount of this  such decrease      officer
Date of Exchange    Global Note     Global Note   (or increase)    of Trustee
----------------  --------------  --------------  --------------  -------------

                                                                       EXHIBIT B
                                                                       ---------

                              FORM OF SERIES B NOTE

                                 (Face of Note)

                       NORTH AMERICAN ENERGY PARTNERS INC.

                           8 3/4% SENIOR NOTE DUE 2011

[THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]/2/

The following legend is prescribed by applicable Canadian securities legislation and applies to trades in this Note involving persons in Canada:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE THE EARLIER OF (1) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE DATE THE ISSUER FIRST BECAME A REPORTING ISSUER IN ANY OF ALBERTA, BRITISH COLUMBIA, MANITOBA, NOVA SCOTIA, ONTARIO, QUEBEC AND SASKATCHEWAN, IF THE ISSUER IS A SEDAR FILER; AND (2) THE DATE THAT IS 12 MONTHS AND A DAY AFTER THE LATER OF (A) THE DISTRIBUTION DATE, AND (B) THE DATE THE

----------
/2/  To be included only if the Note is issued in global form.

ISSUER BECAME A REPORTING ISSUER IN THE LOCAL JURISDICTION OF THE PURCHASER OF THE SECURITIES THAT ARE THE SUBJECT OF THE TRADE.

                       NORTH AMERICAN ENERGY PARTNERS INC.

                           8 3/4% SENIOR NOTE DUE 2011

                                                                CUSIP No. [____]
No. _______                                            US$______________________

Interest Payment Dates: June 1 and December 1, commencing June 1, 2004 Record
Dates: May 15 and November 15.

          NORTH AMERICAN ENERGY PARTNERS INC., a Canadian federal corporation (the "Company," which term includes any successor corporation under the indenture hereinafter referred to), for value received, promises to pay to CEDE & CO., or registered assigns, the principal sum of US$________________ on December 1, 2011.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:

                                        NORTH AMERICAN ENERGY PARTNERS INC.


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WELLS FARGO BANK, N.A.,
as Trustee


By:
    ----------------------------------
    Authorized Signatory

                                 (Back of Note)

                          8 3/4% Senior Notes due 2011

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. Interest. The Company promises to pay interest on the principal amount of this Note at the rate of 8 3/4% per annum from the date of original issuance until maturity and shall pay Liquidated Damages, if any, pursuant to the registration rights agreement referred below. The Company shall pay interest and Liquidated Damages, if any, semi-annually on June 1 and December 1 of each year, commencing June 1, 2004, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Series A Note or, if no such interest has been paid, from the date of original issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be June 1, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal, Purchase Price and Redemption Price at the rate stated above; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any (without regard to any applicable grace periods), hereon at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months. For purposes of the Interest Act (Canada), (i) the yearly rate of interest which is equivalent to the rate of interest for any period of less than one year is the rate of interest for such period multiplied by a fraction, the numerator of which is the actual number of days in the 12-month period commencing on the first day of such period and the denominator of which is the actual number of days elapsed in such period, (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation in respect of this Note and (iii) the rates of interest stipulated in respect of this Note are intended to be nominal rates and not effective rates or yields.

          2. Method of Payment. The Company shall pay interest on the Notes (except defaulted interest as provided below) and Liquidated Damages, if any, to the Persons who are Holders of Notes at the close of business on the May 15 and November 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, Redemption Price, Purchase Price, interest and Liquidated Damages, if any, at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal, Redemption Price and Purchase Price of, and interest and Liquidated Damages (if any) on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent at least five days before the relevant payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. Paying Agent and Registrar. Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          4. Indenture. The Company initially issued US$200.0 million in aggregate principal amount of the Notes under an Indenture dated as of November 26, 2003 (the "Indenture") by and among the Company, the Guarantors party thereto from time to time and the Trustee. The Company may issue Additional Notes under the Indenture from time to time, subject to limitations set forth in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S.C. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, such provisions of the Indenture shall govern and be controlling. The Notes are general obligations of the Company.

          5. Optional Redemption. Beginning on December 1, 2007, the Company may redeem the Notes at its option, in whole or in part, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on December 1 of the year set forth below:

Year                                    Percentage
----                                    ----------

2007...................................    104.375%
2008...................................    102.188%
2009 and thereafter....................    100.000%

          In addition, the Company must pay accrued and unpaid interest on the Notes redeemed as described in the Indenture.

          6. Special Redemption. At any time, or from time to time, on or prior to December 1, 2006, the Company may, at its option, use the net cash proceeds of one or more Public Equity Offerings to redeem up to 35% of the principal amount of the Notes issued under the Indenture at a redemption price of 108.750% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the Redemption Date; provided that at least 65% of the principal amount of Notes issued under the Indenture remains outstanding immediately after any such redemption and the Company makes such redemption not more than 90 days after the consummation of any such Public Equity Offering.

          7. Mandatory Redemption. Except as set forth in Paragraph 10 below with respect to repurchases of Notes in certain events, the Company shall not be required to make mandatory redemption or repurchase payments with respect to the Notes.

          8. Redemption for Taxation Reasons. The Company may at any time redeem in whole but not in part the outstanding Notes at a redemption price of 100% of the principal amount thereof plus accrued interest to the date of redemption if the Company has become or would become obligated to pay any Additional Amounts (as defined in Section 12.9 of the Indenture) in respect of the Notes or the Guarantees as a result of: (a) any change in or amendment to the laws (or regulations promulgated thereunder) of Canada (or any political subdivision or taxing authority thereof or therein), or (b) any change in or amendment to any published administrative position regarding the application or interpretation of such laws or regulations, which change or amendment is announced or is effective on or after the Issue Date.

          9. Selection and Notice of Redemption. Subject to the provisions of the Indenture, a notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than US$1,000 may be redeemed in part but only in whole multiples of US$1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

          If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed (a) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed; or (b) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

          10.  Repurchase at Option of Holder.

          (a) Change of Control Offer. Upon the occurrence of a Change of Control (unless the Company has exercised its right to redeem the Notes as described in paragraph 5 or paragraph 8 above and in the Indenture), the Company shall be required to make an offer to repurchase all or any part (equal to US$1,000 or an integral multiple thereof) of each Holder's Notes at a Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the procedures set forth in the Indenture.

          (b) Net Proceeds Offer. If the Company consummates any Asset Sale, the Company may be required to utilize a portion of the net proceeds received from such Asset Sale to offer to repurchase Notes from the Holders at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase, in accordance with the provisions of the Indenture.

          11. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of US$1,000 and integral multiples of US$1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          12. Persons Deemed Owners. The registered Holder of a Note shall be treated as its owner for all purposes, and neither the Company, the Trustee nor any Agent shall be affected by any notice to the contrary.

          13. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture and the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for the assumption of the Company's obligations to Holders of the Notes pursuant to
Article V of the Indenture, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not, in the opinion of the Trustee, adversely affect the legal rights under the Indenture of any such Holder in any material respect, to comply with the Trust Indenture Act or to evidence or provide for a successor Trustee or additional Guarantors.

          14. Defaults and Remedies. Events of Default include: (i) the failure to pay interest, or Liquidated Damages, on any Notes when the same becomes due and payable and the default continues for a period of 30 days; (ii) the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) the failure to make a Change of Control Offer as described in Section 4.15 of the Indenture, failure to make a Net Proceeds Offer as described in Section 4.10 of the Indenture or a default in the observance or performance of the covenants described in Sections 4.7, 4.9 or 5.1, which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except with respect to Section 5.1, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) the failure to comply with any other covenant or agreement contained in the Indenture which default continues for a period of 45 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; (v) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the stated principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $10.0 million or more at any time; (vi) one or more judgments in an aggregate amount in excess of $10.0 million

(net of any amounts that a reputable and creditworthy insurance company has acknowledged in writing) shall have been rendered against the Company or any of its Restricted Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable; (vii) certain events of bankruptcy affecting the Company or any of its Significant Subsidiaries as described in the Indenture; or (viii) any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of termination of the Indenture or release of a Guarantor from its Guarantee in accordance with the terms of the Indenture). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to provisions of the Indenture relating to the duties of the Trustee, the Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power conferred on it. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines in good faith that withholding notice is in their interest.

          15. Trustee Dealings with Company. Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

          16. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of its Affiliates, as such, shall have any liability for any obligations of the Company or any of its Affiliates under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes and Guarantees by accepting a Note and a Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees.

          17. Authentication. This Note shall not be valid until authenticated by the signature of the Trustee or an authenticating agent.

          18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          19. Discharge Prior to Maturity. If the Company deposits with the Trustee or Paying Agent cash or U.S. Government Securities sufficient to pay the principal or Redemption Price of, and interest and Liquidated Damages, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Company and the Guarantors will be discharged from the Indenture, except for certain Sections thereof, or from their obligations to comply with certain Sections thereof.

          20. Governing Law. The validity and interpretation of the Indenture, the Guarantees and this Note will be governed by and construed in accordance with the laws of the state of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby. Each party hereto agrees to submit to the jurisdiction of any New York state court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to the Indenture, the Guarantees, if any, and the Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts in respect of such suit or action or proceeding arising out of or relating to the Indenture, the Notes and the Guarantees. Each of the Trustee, the Company and any Guarantor irrevocably waives, to the fullest extent that it may effectively do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          21. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption or repurchase as a convenience to Holders. No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

               North American Energy Partners Inc.
               Acheson Industrial Park #2
               53016 - Highway 60
               Spruce Grove, Alberta T7X 3G7
               Facsimile: (780) 960-7103
               Attention: Vincent Gallant

                                 ASSIGNMENT FORM

          To assign this Note, fill in the form below:

          (I) or (we) assign and transfer this Note to

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
              (Print or type assignee's name address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


     Date: _____________________

                                        Your Signature:_________________________
                                                        (Sign exactly as your
                                                        name appears on the face
                                                        of this Note)


     Signature Guarantee: ______________________________________________________
                          (Participant in recognized signature guarantee medallion program)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to elect to have all or any portion of this Note purchased by the Company pursuant to Section 4.10 ("Net Proceeds Offer") or Section 4.15 ("Change of Control Offer") of the Indenture, check the applicable boxes

          [_] Net Proceeds Offer:         [_] Change of Control Offer:

              in whole   [_]                  in whole   [_]

              in part    [_]                  in part    [_]

              Amount to be                    Amount to be
              purchased:  US$__________       purchased: US$______________


Dated: __________________          Signature:___________________________________
                                              (Sign exactly as your name appears
                                              on the other side of this Note)


Signature Guarantee: ___________________________________________________________
                     (Participant in recognized signature guarantee medallion program)

Social Security Number or
Taxpayer Identification Number: ________________________________________________

                         SCHEDULE OF EXCHANGES OF NOTES

          The following exchanges of a part of this Global Note for Certificated Notes or a part of another Global Note have been made:

                                                    Principal
                     Amount of      Amount of       amount of
                    decrease in    increase in     this Global      Signature
                     principal      principal     Note following  of authorized
                  amount of this  amount of this   such decrease     officer
Date of Exchange    Global Note    Global Note    (or increase)    of Trustee
----------------  --------------  --------------  --------------  -------------

                                                                       EXHIBIT C
                                                                       ---------

                                    GUARANTEE
                                    ---------

          For value received, [each of] the undersigned hereby unconditionally guarantees to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and Liquidated Damages, if any, payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or this Note, to the Holder of this Note, all in accordance with and subject to the terms and limitations of this Note, Article X of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article X of the Indenture and its terms shall be evidenced therein. The validity and enforceability of this Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of November 26, 2003, by and among North American Energy Partners Inc., a Canadian federal corporation, as issuer (the "Company"), the Guarantors named therein, and Wells Fargo Bank, N.A., as trustee (the "Trustee") (as amended or supplemented, the "Indenture").

          THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. Each Guarantor hereby agrees to submit to the jurisdiction of the courts o the State of New York in any action or proceeding arising out of or relating to this Guarantee.

          This Guarantee is subject to release upon the terms set forth in the Indenture.

                                        [GUARANTOR(S)]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                    EXHIBIT D(1)

                        FORM OF REGULATION S CERTIFICATE


                                                     ___________________,_______

Wells Fargo Bank, N.A.
505 Main Street
Fort Worth, Texas 76102
Attention: Melissa Scott

          Re: North American Energy Partners Inc. (the "Company") 8 3/4% Senior Notes due 2011 (the "Notes")

Dear Sirs:

          This letter relates to US$ _____________ principal amount at maturity of Notes represented by a certificate (the "Legended Certificate") which bears a legend outlining restrictions upon transfer of such Legended Certificate. Pursuant to Section 2.1 of the Indenture (the "Indenture") dated as of November 26, 2003 relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933, as amended.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferee]


                                        By:
                                            ------------------------------------
                                                    Authorized Signature


                                     D(1)-1

                                                                    EXHIBIT D(2)

                           CERTIFICATE TO BE DELIVERED
               UPON EXCHANGE OR REGISTRATION OF TRANSFER OF NOTES


                                                     ___________________,_______

Wells Fargo Bank, N.A.
505 Main Street
Fort Worth, Texas 76102
Attention: Melissa Scott

          Re: North American Energy Partners Inc. (the "Company") 8 3/4% Senior Notes due 2011 (the "Notes")

Dear Sirs:

          This Certificate relates to US$ _____________ principal amount of Notes held in

          [ ]  book-entry* or [ ] certificated form*

          by ___________________________________(the "Transferor").

          The Transferor:*

          [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in certificated, registered form of authorized denominations in an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

          [ ] has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that Transferor is familiar with the Indenture relating to the above captioned Notes and as provided in Section 2.6 of such Indenture, the transfer of this Note does not require registration under the Securities Act (as defined below) because:*

          [ ] Such Note is being acquired for the Transferor's own account, without transfer.

          [ ] Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")) in reliance on Rule 144A and accordingly the undersigned does hereby certify that the Note is being transferred

----------
*    Check applicable box or boxes.

                                     D(2)-1
to a person that the transferor reasonably believes is purchasing the Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion and the Notes have been transferred in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities law of any state of the United States.

          [ ] Such Note is being transferred to an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in accordance with Regulation D under the Securities Act.

          [ ] Such Note is being transferred pursuant to an exemption from registration in accordance with Regulation S under the Securities Act.

          [ ] Such Note is being transferred in accordance with Rule 144 under the Securities Act, or pursuant to an effective registration statement under the Securities Act.

          [ ] Such Note is being transferred (i) in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A, 144 or Rule 904 under the Securities Act, and (ii) to the extent Canadian securities laws, regulations, instruments or rules are applicable, pursuant to an exemption from the prospectus and registration requirements of such laws, regulations, instruments or rules. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        ----------------------------------------
                                        [INSERT NAME OF TRANSFEROR]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title


Date:
     --------------------


                                     D(2)-2

                                                                       EXHIBIT E
                                                                       ---------

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS


                                                     ___________________,_______

Wells Fargo Bank, N.A.
505 Main Street
Fort Worth, Texas 76102
Attention: Melissa Scott

          Re: North American Energy Partners Inc. (the "Company") 8 3/4% Senior Notes due 2011 (the "Notes")

Dear Sirs:

          In connection with our proposed purchase of 8 3/4% Senior Notes due 2011 (the "Notes") of the Company, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of November 26, 2003 relating to the Notes (the "Indenture") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act") and applicable Canadian securities laws, regulations, instruments and rules.

          2. We understand that the Notes have not been registered and that a prospectus has not been filed under the Securities Act or any other applicable securities law, and that the Notes may not be offered, sold or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should offer, sell, transfer, pledge, hypothecate or otherwise dispose of any Notes, we will do so only (A) to the Company or any Subsidiary thereof, (B) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (C) inside the United States to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes to you a signed letter substantially in the form of this letter, (D) outside the United States to a foreign person in compliance with Rule 904 of Regulation S under the Securities Act, and, if such person is a resident of Canada, pursuant to an exemption from the prospectus and registration requirements of applicable Canadian securities laws, regulations, instruments and rules, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (F) in accordance with another exemption from the registration requirements of the Securities Act, or
(G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein and in the Indenture.

          3. We understand that, with respect to any proposed transfer of any Notes, pursuant to paragraphs 2(B), 2(C), 2(D) and 2(E) above, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed transfer complies with such restrictions and that with respect to any transfer in accordance with paragraph 2(F) we will be required to furnish to you and the Company such legal opinions and other information as you or the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Notes purchased by us will bear a legend to such effect. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

          4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are acquiring the Notes for investment purposes and not with a view to, or offer of sale in connection with, any distribution in violation of the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction, and we are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        (Name of Transferee)


                                        By:
                                            ------------------------------------
                                                    Authorized Signature

                                                                       EXHIBIT F
                                                                       ---------


                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S


                                                     ___________________,_______


Wells Fargo Bank, N.A.
505 Main Street
Fort Worth, Texas 76102
Attention: Melissa Scott

          Re: North American Energy Partners Inc. (the "Company") 8 3/4% Senior Notes due 2011 (the "Notes")

Dear Sirs:

          In connection with our proposed sale of $_________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

          (3) no directed selling efforts have been made by us, any of our affiliates or any person acting on our behalf in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933; and

          (5) if we are a dealer or a person receiving a selling concession fee or other remuneration in respect of the Notes, and the proposed transfer takes place within 40 days of the Issue Date (as defined in the Indenture), or we are an officer or director of the Company or an Initial Purchaser (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with Rule 904(b) of Regulation S.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this letter have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]


                                        By:
                                            ------------------------------------
                                                    Authorized Signature


                                       F-2